UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant under §240.14a-12

MEDALLION FINANCIAL CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

MEDALLION FINANCIAL CORP.

437 Madison Avenue, 38th Floor

New York, New York 10022

April __, 2026

Dear Medallion Financial Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Medallion Financial Corp. to be held on June 9, 2026, at 10:00 a.m., Eastern Time. This year’s Annual Meeting of Shareholders will be a virtual meeting conducted solely via live webcast. You will be able to attend the Annual Meeting of Shareholders, vote your shares electronically and submit questions during the meeting by visiting the unique link provided to you following registration. In order to attend the Annual Meeting, you must register before 11:59 p.m. Eastern Time on June 6, 2026 at https://web.viewproxy.com/MedallionFinancial/2026. You will not be able to attend the Annual Meeting of Shareholders in person. The meeting webcast will begin promptly at 10:00 a.m. Eastern Time. Online check-in for pre-registered shareholders will begin promptly at 9:30 a.m. Eastern Time, and you should allow ample time for the online check-in procedures.

Your vote will be especially important at this year’s meeting. BIMIZCI Fund LLC (“BIMIZCI”) has provided notice that it intends to propose three nominees (the “Dissident Nominees”) to stand for election to our board of directors (the “Board”), in opposition to the three experienced nominees recommended by the Board, John Everets, Cynthia A. Hallenbeck and Alvin Murstein. BIMIZCI and its affiliates beneficially own only 187,305 shares of our common stock (representing just 0.78% of our outstanding shares as of April 13, 2026) and approximately $15 million aggregate amount of our trust preferred securities (a form of subordinated debt) that they purchased at a significant discount, and accordingly, given this much larger interest in the trust preferred securities, have substantial interests that differ from, and conflict with, your interests as a common stockholder. You may receive proxy solicitation materials from, or on behalf of, BIMIZCI and Mr. Stephen Hodges, who controls BIMIZCI through ZimCal Asset Management LLC, including a proxy statement and a proxy card. The Board recommends that you disregard them. We are not responsible for the accuracy of any information provided by, or relating to, BIMIZCI, Mr. Hodges or the Dissident Nominees contained in any proxy solicitation materials, filed or if and when disseminated by, or on behalf of, BIMIZCI or Mr. Hodges or any other statements that BIMIZCI, Mr. Hodges or its or his representatives have made or may otherwise make.

The Board does NOT endorse the Dissident Nominees and unanimously recommends that you vote “FOR” only the election of John Everets, Cynthia A. Hallenbeck and Alvin Murstein — each of whom possesses extensive knowledge and experience regarding our company and its operations and relevant skills for our businesses — on the WHITE universal proxy card. The presence of the Dissident Nominees on the WHITE universal proxy card is NOT an approval of or comment on the fitness, character, suitability and other qualifications of the Dissident Nominees. The Board strongly urges you NOT to sign or return any proxy card sent to you by, or on behalf of, BIMIZCI or Mr. Hodges.

Additional information regarding attending the Annual Meeting, voting your shares, business to be conducted at the meeting and submitting questions can be found in the attached Notice of Annual Meeting of Shareholders and the attached Proxy Statement.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. You may vote over the Internet, by telephone or by mailing a completed WHITE universal proxy card as an alternative to voting at the meeting. Voting by one of these methods will ensure that your shares will be represented at the Annual Meeting.

Thank you for your cooperation.

Sincerely,

ALVIN MURSTEIN
Executive Chairman of the Board of Directors

Preliminary Proxy Statement - Subject to Completion

MEDALLION FINANCIAL CORP.

437 Madison Avenue, 38th Floor

New York, New York 10022

(212) 328-2100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 9, 2026

The Annual Meeting of Shareholders (the “Annual Meeting”), of Medallion Financial Corp. (except where the context suggests otherwise, the terms the “Company,” “we,” “us” and “our” refer to Medallion Financial Corp.) will be held on June 9, 2026 at 10:00 a.m., Eastern Time, via live webcast at the unique link provided to shareholders following registration to consider and act upon the following matters:

1. To elect three directors to serve until the 2029 Annual Meeting of Shareholders;

2. To ratify the selection of Plante & Moran, PLLC as our independent registered public accounting firm for the year ending December 31, 2026;

3. To vote on a non-binding advisory resolution to approve the 2025 compensation of the Company’s named executive officers, as described in the accompanying proxy statement; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 13, 2026 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting on a reasonably accessible electronic network and the information required to access such list will be provided with the notice of the meeting. All shareholders are cordially invited to attend the Annual Meeting.

Your vote will be especially important at this year’s meeting. BIMIZCI Fund LLC (“BIMIZCI”) has provided notice that it intends to propose three nominees (the “Dissident Nominees”) to stand for election to our board of directors (the “Board”), in opposition to the three experienced nominees recommended by the Board, John Everets, Cynthia A. Hallenbeck and Alvin Murstein. BIMIZCI and its affiliates beneficially own only 187,305 shares of our common stock (representing just 0.78% of our outstanding shares as of April 13, 2026) and approximately $15 million aggregate amount of our trust preferred securities (a form of subordinated debt) that they purchased at a significant discount, and accordingly, given this much larger interest in the trust preferred securities, have substantial interests that differ from, and conflict with, your interests as a common stockholder. You may receive proxy solicitation materials from, or on behalf of, BIMIZCI and Mr. Stephen Hodges, who controls BIMIZCI through ZimCal Asset Management LLC, including a proxy statement and a proxy card. The Board recommends that you disregard them. We are not responsible for the accuracy of any information provided by, or relating to, BIMIZCI, Mr. Hodges or the Dissident Nominees contained in any proxy solicitation materials, filed or if and when disseminated by, or on behalf of, BIMIZCI or Mr. Hodges or any other statements that BIMIZCI, Mr. Hodges or its or his representatives have made or may otherwise make.

The Board does NOT endorse the Dissident Nominees and unanimously recommends that you vote “FOR” only the election of John Everets, Cynthia A. Hallenbeck and Alvin Murstein — each of whom possesses extensive knowledge and experience regarding our company and its operations and relevant skills for our businesses — on the WHITE universal proxy card. The presence of the Dissident Nominees on the WHITE universal proxy card is NOT an approval of or comment on the fitness, character, suitability and other qualifications of the Dissident Nominees. The Board strongly urges you NOT to sign or return any proxy card sent to you by, or on behalf of, BIMIZCI or Mr. Hodges.

Please note that this year, your proxy card looks different. It has more names on it than there are seats up for election, using a “universal proxy card.” This means that the Company’s WHITE universal proxy card is required to list the Dissident Nominees in addition to the Board’s nominees. Please mark your card carefully.

The proxy statement and 2025 Annual Report to shareholders are available at: https://web.viewproxy.com/MedallionFinancial/2026

By Order of the Board of Directors,

MARISA T. SILVERMAN
Secretary

New York, New York

April __, 2026

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOUR VOTE IS IMPORTANT. YOU MAY VOTE BY FOLLOWING THE INSTRUCTIONS IN THE WHITE UNIVERSAL PROXY CARD YOU RECEIVED IN THE MAIL. FOR DETAILED INFORMATION REGARDING VOTING INSTRUCTIONS, PLEASE REFER TO THE SECTION ENTITLED “QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING / HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING VIRTUALLY?” ON PAGES 3 AND 5 OF THE PROXY STATEMENT. IF YOU DECIDE TO ATTEND THE MEETING VIRTUALLY AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING AT THE MEETING.

2026 ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

MEDALLION FINANCIAL CORP.

437 Madison Avenue, 38th Floor

New York, New York 10022

(212) 328-2100

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

June 9, 2026

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting to be held on June 9, 2026 and at any adjournments or postponements of the Annual Meeting. The purposes of the Annual Meeting are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at 10:00 a.m. Eastern Time via live webcast at the unique link provided to shareholders following registration. In order to attend the Annual Meeting, you must register before 11:59 p.m. Eastern Time on June 6, 2026 at https://web.viewproxy.com/MedallionFinancial/2026. The date of the mailing of this proxy statement and accompanying proxy is on or about April 30, 2026.

Shareholders are entitled to one vote per share on all matters voted upon at the Annual Meeting. Shareholders do not have the right to cumulate their votes for directors. The presence at the Annual Meeting, by participating virtually at the meeting or by proxy, of a majority of the shares of common stock outstanding on April 13, 2026 will constitute a quorum. If the accompanying proxy is properly signed and timely returned to Alliance Advisors, LLC and not revoked, it will be voted in accordance with the instructions contained therein. Alternatively, you may follow the instructions on your WHITE universal proxy card for submitting a proxy electronically or by telephone. If your shares are held in the name of a bank, broker or other holder of record, please follow the procedures as described in the voting form that they send to you.

Unless contrary instructions are given, the persons designated as proxy holders on the accompanying WHITE universal proxy card will vote:

(i)
FOR each of the Board of Directors’ nominees, John Everets, Cynthia A. Hallenbeck and Alvin Murstein;
(ii)
FOR the ratification of Plante & Moran, PLLC as our independent registered public accounting firm for the year ending December 31, 2026;
(iii)
FOR the approval of a non-binding advisory resolution to approve the 2025 compensation of the Company’s named executive officers, as described in this proxy statement; and
(iv)
if any other matters properly come before the Annual Meeting, in accordance with their best judgment on such matters.

Any proxy may be revoked by a shareholder at any time before its exercise by delivery of a written revocation to Alliance Advisors, LLC, PO Box 2400, Pittsburgh, PA 15230-9762, or by submitting a subsequent proxy by using the Internet, by telephone or by mail with a later date. If you are a street name holder (i.e., your shares are registered in the name of a broker), and later want to change your vote, your broker can provide you with instructions on how to change your vote. You must follow these instructions in order for your shares to be voted. The powers of the proxy holder with respect to a particular proxy will be suspended if the person executing that proxy attends the Annual Meeting virtually and casts a vote at the meeting. Attendance at the Annual Meeting will not in itself constitute revocation of the proxy.

VOTING SECURITIES AND VOTES REQUIRED

On April 13, 2026, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, an aggregate of 23,864,438 shares of our common stock, $0.01 par value per share (“Common Stock”), were outstanding and entitled to vote. Shareholders are entitled to one vote per share.

The presence at the meeting, by participating in the virtual meeting or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting shall be necessary to constitute a quorum for the transaction of business. Whether or not a quorum is present, either the chairman of the Annual Meeting or the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time and place and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person or represented by proxy and vote at such adjourned or recessed meeting are announced or displayed at the meeting before an adjournment is taken in accordance with our bylaws.

A plurality of the votes cast is required for the election of directors; a majority of the shares present in person or represented by proxy and which have actually voted at the Annual Meeting is required for the other matters.

If you are a shareholder of record (i.e., you own your shares directly on the books of our transfer agent and not through a broker) and you do not cast your vote, no votes will be cast on your behalf on any of matters to be voted on at the Annual Meeting.

If you are a street name holder and a broker provides you with competing proxy materials from BIMIZCI (in addition to the Company’s proxy materials), the broker may not vote your shares with respect to any of the matters to be voted on at the Annual Meeting unless you provide the broker with voting instructions. If you are a street name holder and a broker has not provided you with competing proxy materials from BIMIZCI (in addition to the Company’s proxy materials), the broker may vote your shares in its discretion on “routine” matters when it does not receive voting instructions from you. With respect to “nonroutine” matters, the broker is not permitted to vote your shares without timely received voting instructions. At the Annual Meeting, the only “routine” matter proposed to be presented is the ratification of the selection of Plante & Moran, PLLC as our independent registered public accounting firm for the year ending December 31, 2026 (Proposal No. 2). Accordingly, the broker will be able to exercise discretionary authority on Proposal No. 2 if it does not receive voting instructions from you, and broker non-votes will occur as to each of the other proposals presented at the Annual Meeting, which are considered “non-routine” matters. Such broker non-votes will not be considered votes present and entitled to vote on such proposals.

Accordingly, abstentions and broker non-votes will have no effect on the matters to be voted on at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND

THE ANNUAL MEETING

Q: WHY IS THIS YEAR’S ANNUAL MEETING BEING HELD AS A VIRTUAL-ONLY MEETING?

A: This year’s Annual Meeting is being held as a virtual-only meeting. Holding the Annual Meeting as a virtual-only meeting allows us to reach the broadest number of shareholders.

Q. HOW CAN I ATTEND THE ANNUAL MEETING VIRTUALLY?

A. In order to attend the Annual Meeting, you must register before 11:59 p.m. Eastern Time on June 6, 2026 at https://web.viewproxy.com/MedallionFinancial/2026. You will receive a meeting invitation by e-mail with your unique join link prior to the meeting date. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting the unique link provided to you following registration. The meeting webcast will begin promptly at 10:00 a.m. Eastern Time. Online check-in for pre-registered shareholders will begin promptly at 9:30 a.m. Eastern Time, and you should allow ample time for the online check-in procedures.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please email technical support at VirtualMeeting@viewproxy.com or call 866-612-8937.

Q: WHY AM I RECEIVING THESE MATERIALS?

A: Our Board of Directors is providing these proxy materials for you in connection with the Annual Meeting, which will take place virtually on June 9, 2026. As a shareholder, you are invited to attend the Annual Meeting virtually and are entitled to and requested to vote on the proposals described in this proxy statement.

Q: WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A: The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Our 2025 Annual Report, including our 2025 consolidated financial statements, is also enclosed.

Q: WHAT WILL BE VOTED ON AT THE MEETING?

A: There are three matters scheduled to be voted on at the Annual Meeting:

(i)
The election of three directors to serve until the 2029 Annual Meeting of Shareholders;
(ii)
The ratification of Plante & Moran, PLLC as our independent registered public accounting firm for the year ending December 31, 2026; and
(iii)
The approval of a non-binding advisory resolution to approve the 2025 compensation of the Company’s named executive officers, as described in this proxy statement.

Q: WHAT IS OUR VOTING RECOMMENDATION?

A: Our Board of Directors recommends that you vote your shares:

(i)
FOR each of the Board of Directors’ nominees, John Everets, Cynthia A. Hallenbeck and Alvin Murstein;
(ii)
FOR the ratification of Plante & Moran, PLLC as our independent registered public accounting firm for the year ending December 31, 2026; and
(iii)
FOR the approval of a non-binding advisory resolution to approve the 2025 compensation of the Company’s named executive officers, as described in this proxy statement.

Q: WILL OTHER CANDIDATES BE NOMINATED TO STAND FOR ELECTION TO THE BOARD IN OPPOSITION OF THE BOARD’S NOMINEES?

A: Yes. BIMIZCI has provided notice to the Company that it intends to propose three nominees (the “Dissident Nominees”) to stand for election to the Board, in opposition to the three experienced nominees recommended by the Board, John Everets, Cynthia A. Hallenbeck and Alvin Murstein. BIMIZCI and its affiliates beneficially own only 187,305 shares of our Common Stock (representing just 0.78% of our outstanding shares as of April 13, 2026) and approximately $15 million aggregate amount of our trust preferred securities (a form of subordinated debt) that they purchased at a significant discount. The trust preferred securities, which do not mature until September 2037, bear a low interest rate (currently 6.06%) and thus benefit the Company and our common stockholders. Accordingly given this much larger interest in the trust preferred securities, BIMIZCI, Mr. Stephen Hodges, who controls BIMIZCI through ZimCal Asset Management LLC, and their affiliates have substantial interests that differ from, and conflict with, your interests as a common stockholder.

You may receive proxy solicitation materials from, or on behalf of, BIMIZCI and Mr. Hodges including a proxy statement and a proxy card. The Board recommends that you disregard them. We are not responsible for the accuracy of any information provided by, or relating to, BIMIZCI, Mr. Hodges or the Dissident Nominees contained in any proxy solicitation materials, filed or if and when disseminated by, or on behalf of, BIMIZCI or Mr. Hodges or any other statements that BIMIZCI, Mr. Hodges or its or his representatives have made or may otherwise make.

The Board believes that service by the Dissident Nominees as directors of the Company is NOT in the best interests of the Company or its stockholders. The Board recommends a vote “FOR” only the election of John Everets, Cynthia A. Hallenbeck and Alvin Murstein — each of whom possesses extensive knowledge and experience regarding our company and its operations and relevant skills for our businesses — on the WHITE universal proxy card. The Board strongly urges you NOT to sign or return any proxy card sent to you by, or on behalf of, BIMIZCI or Mr. Hodges. If you have previously submitted a proxy card sent to you by, or on behalf of, BIMIZCI or Mr. Hodges, you have every right to change your vote, and we strongly urge you to revoke that proxy and vote your shares “FOR” your Board’s nominees and on the other matters to be considered at the Annual Meeting by completing, signing, dating and promptly returning the WHITE universal proxy card in the postage-paid return envelope. Only your latest dated proxy will be counted.

Q: DOES THE BOARD BELIEVE THAT BIMIZCI, MR. HODGES AND THE DISSIDENT NOMINEES CAN FAIRLY REPRESENT SHAREHOLDER INTERESTS?

A: BIMIZCI and its affiliates own only 187,305 shares of our Common Stock (representing just 0.78% of our outstanding shares as of April 13, 2026) and $15 million par value of our trust preferred securities (a form of subordinated debt) that they purchased at a significant discount. BIMIZCI owns of record only 3,010 shares of our Common Stock while claiming to own 187,305 shares (representing 0.78% of our standing shares as of April 13, 2026). Given this much more significant investment in our trust preferred securities and its miniscule investment in our Common Stock, we believe their interests conflict with that of our shareholders.

Q: WHAT SHARES CAN I VOTE?

A: All shares owned by you as of the close of business on April 13, 2026, the record date, may be voted by you. These shares include (1) shares held directly in your name as the shareholder of record, including shares purchased through our Dividend Reinvestment Plan, and (2) shares held for you as the beneficial owner through a stockbroker or bank.

Q: WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A: Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

SHAREHOLDER OF RECORD

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote online at the meeting. We have enclosed a proxy for you to use.

BENEFICIAL OWNER

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee on how to vote your shares.

Q: HOW CAN I VOTE MY SHARES ONLINE AT THE MEETING?

A: Shares held directly in your name as the shareholder of record may be voted at the Annual Meeting. During the meeting, you may vote online by following the instructions therein. Have your WHITE universal proxy card in hand when you access the virtual polls web page.

Even if you currently plan to attend the Annual Meeting virtually, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Shares held in street name may be voted online by you only if you obtain a signed proxy, in PDF or image (GIF, JPG, or PNG) file format, from the record holder giving you the right to the shares and presenting it with your online ballot during the meeting.

Q: HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING VIRTUALLY?

A: Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without virtually attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. Please refer to the summary instructions below and those included on your WHITE universal proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

You may do this by signing your WHITE universal proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described in “HOW ARE VOTES COUNTED?” below.

For beneficial shareholders with shares registered in the name of a brokerage firm or bank, a number of brokerage firms and banks are participating in a program that offers telephone and Internet voting options. Shareholders should refer to the voting instruction form provided by their brokerage firm or bank for instructions on the voting methods they offer.

Registered shareholders with shares registered directly in their names with our transfer agent, Equiniti Trust Company, LLC, will also be able to vote by telephone and Internet. If your shares are held in an account at a brokerage firm or bank participating in this program or registered directly in your name with Equiniti Trust Company, LLC, you may vote those shares by calling the telephone number specified on your proxy or accessing the Internet website address specified on your proxy instead of completing and signing the proxy itself. The giving of such a telephonic or Internet proxy will not affect your right to vote in person should you decide to attend the Annual Meeting virtually.

The accompanying WHITE universal proxy card provides instructions on how to vote via the Internet or by telephone.

Q: CAN I CHANGE MY VOTE?

A: You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by delivery of a written revocation to Alliance Advisors, LLC, PO Box 2400, Pittsburgh, PA 15230-9762, or by submitting a subsequent proxy by using the Internet, by telephone or by mail with a later date or by attending the Annual Meeting virtually and voting online. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you vote online at the meeting. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

If you have previously submitted a vote for the Dissident Nominees, you have every right to change your vote, and we strongly urge you to revoke that proxy and vote your shares “FOR” your Board’s nominees and “AGAINST” the Dissident Nominees by following the instructions provided on the WHITE universal proxy card to submit a proxy over the Internet or by completing, signing, dating and promptly returning a later dated WHITE universal proxy card. Only your latest dated proxy will be counted.

Voting on a proxy card or voting instruction form sent to you by, or on behalf of, BIMIZCI or Mr. Hodges — even just to withhold with respect to any of the Dissident Nominees — is not the same as voting FOR your Board’s nominees on the WHITE universal proxy card or voting instruction form because a vote to withhold with respect to any of the Dissident Nominees on BIMIZCI’s proxy card or voting instruction form will revoke any WHITE universal proxy card or voting instruction form you may have previously submitted

Q: HOW ARE VOTES COUNTED?

A: In the election of directors, you may vote “FOR” any three of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. If you sign your WHITE universal proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors. The election of our directors requires a plurality of the votes cast, so abstentions will not be permitted and broker non-votes will not be counted in determining which nominees received the largest number of votes cast.

This means the three nominees for election to the Board of Directors at the Annual Meeting who receive the largest number of properly cast “FOR” votes will be elected as directors.

The approval of all other proposals requires the affirmative vote of a majority of the shares present in person or represented by proxy and which have actually voted at the Annual Meeting. Abstentions and broker non-votes will have no effect on the matters to be voted on at the Annual Meeting.

Q: WHAT HAPPENS IF I RETURN A UNIVERSAL PROXY CARD BUT GIVE VOTING INSTRUCTIONS FOR MORE OR FEWER THAN THREE NOMINEES?

A: An “over-vote” occurs when a stockholder submits more votes “FOR” director nominees than there are Board seats up for election. To the extent an over-vote (i.e., voting “FOR” with respect to more than three nominees on Proposal 1) occurs on a record holder’s universal proxy card and it is not corrected, all of such record holder’s votes on Proposal 1 regarding nominees will be invalid and will not be counted. In addition, depending on the broker, bank or other nominee through which you hold your shares, your votes on all other proposals before the Annual Meeting may also be invalid and not counted. An “under-vote” occurs when a stockholder submits fewer votes “FOR” director nominees than there are director seats up for election. To the extent an under-vote (i.e., voting “FOR” with respect to fewer than three nominees on Proposal 1) occurs on any stockholder’s universal proxy card, your shares will only be voted “FOR” those nominees you have so marked and “WITHHOLD” for the other nominees. If you are a stockholder of record and you sign and return a universal proxy card but do not make specific choices for the voting of your shares, then your proxy will vote your shares as recommended by the Board. We encourage you to vote by Internet to avoid an “over-vote” or an “under-vote.”

Q: WHAT IS THE QUORUM REQUIREMENT FOR THE ANNUAL MEETING?

A: The quorum requirement for holding the meeting and transacting business is the presence by participating in the virtual Annual Meeting or by proxy of the holders of a majority of the shares issued and outstanding and entitled to vote. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q: WILL MY SHARES BE VOTED IF I DO NOTHING?

A: If you are a shareholder of record (i.e., you own your shares directly on the books of our transfer agent and not through a broker) and you do not cast your vote, no votes will be cast on your behalf on any of matters to be voted on at the Annual Meeting.

If you are a street name holder and a broker provides you with competing proxy materials from BIMIZCI (in addition to the Company’s proxy materials), the broker may not vote your shares with respect to any of the matters to be voted on at the Annual Meeting unless you provide the broker with voting instructions. If you are a street name holder and a broker has not provided you with competing proxy materials from BIMIZCI (in addition to the Company’s proxy materials), the broker may vote your shares in its discretion on “routine” matters when it does not receive voting instructions from you. With respect to “nonroutine” matters, the broker is not permitted to vote your shares without timely received voting instructions. At the Annual Meeting, the only “routine” matter proposed to be presented is the ratification of the selection of Plante & Moran, PLLC as our independent registered public accounting firm for the year ending December 31, 2026 (Proposal No. 2). Accordingly, the broker will be able to exercise discretionary authority on Proposal No. 2 if it does not receive voting instructions from you, and broker non-votes will occur as to each of the other proposals presented at the Annual Meeting, which are considered “non-routine” matters. Such broker non-votes will not be considered votes present and entitled to vote on such proposals.

Q: IS THE COMPANY USING A UNIVERSAL PROXY CARD IN CONNECTION WITH VOTING AT THE MEETING?

A: Yes. The Securities and Exchange Commission (the “Commission”) adopted Rule 14a-19 under the Securities Exchange Act of 1934 (“Exchange Act”), commonly referred to as the “universal proxy rules,” requiring the use of a universal proxy card in contested director elections. This means that all of the Company’s nominees and any dissident nominees will be listed on every proxy card that is sent to stockholders in connection with a contested meeting. Stockholders may vote for nominees from either or both of the Company’s slate and the dissident slate, but in any event may not vote for more nominees than there are seats available to be filled.

Because BIMIZCI has provided notice of its intent to nominate the Dissident Nominees for election to the Board at the Annual Meeting, this year’s director elections are considered contested, and a universal proxy card will be used. Even though we are required to include the Dissident Nominees on our WHITE universal proxy card, it does not mean that we recommend voting for them. The Board does NOT endorse any of the Dissident Nominees, and the presence of their names on the WHITE universal proxy card is NOT an approval of their character, suitability and other qualifications.

The Board unanimously recommends a vote “FOR” only John Everets, Cynthia A. Hallenbeck and Alvin Murstein — each of whom possesses extensive knowledge and experience regarding our company and its operations and relevant skills for our businesses — on the WHITE universal proxy card. The Board strongly urges you to discard and NOT sign or return any proxy card sent to you by, or on behalf of, BIMIZCI or Mr. Hodges.

Q: WHAT IS THE VOTING REQUIREMENT TO APPROVE THE PROPOSALS?

A: Approval of the director nominees requires a plurality of the votes cast at the Annual Meeting, in person or by proxy. Approval of all other matters requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and which have actually voted at the Annual Meeting.

Q: WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION CARD?

A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q: WHAT SHOULD I DO IF I RECEIVE PROXY MATERIALS FROM BIMIZCI?

A: You may receive a proxy statement, proxy card and other solicitation materials from, or on behalf of, BIMIZCI and Mr. Hodges. The Board recommends that you disregard them. Since BIMIZCI has the option to choose which of our stockholders will receive its proxy solicitation materials, you may or may not receive them. The Company is not responsible for the accuracy of any information provided by, or relating to, BIMIZCI, Mr. Hodges or the Dissident Nominees contained in any proxy solicitation materials, if and when filed or disseminated by, or on behalf of, BIMIZCI or Mr. Hodges or any other statements that BIMIZCI, Mr. Hodges or its or his representatives have made or may otherwise make. We strongly encourage you to use the WHITE universal proxy card to vote your shares, regardless of how you intend to vote.

If you have previously submitted a proxy card sent to you by, or on behalf of, BIMIZCI or Mr. Hodges, you have every right to change your vote. We strongly urge you to revoke that proxy and vote your shares FOR your Board’s nominees and on the other matters to be considered on at the Annual Meeting by (i) following the instructions provided on the WHITE universal proxy card to submit a proxy over the Internet or by completing, signing, dating and promptly returning a later dated WHITE universal proxy card, (ii) submitting written notice of the revocation to our Corporate Secretary or (iii) attending the Annual Meeting and voting your shares online. Only your latest dated proxy will be counted, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement.

Voting on a proxy card sent to you by, or on behalf of, BIMIZCI or Mr. Hodges — even to withhold with respect to any of the Dissident Nominees — is not the same as voting for the Board’s nominees on the WHITE universal proxy card because a vote to withhold with respect to any of the Dissident Nominees on BIMIZCI's proxy card will revoke any WHITE universal proxy card or voting instruction form you may have previously submitted. For example, this means that if you have submitted a validly executed proxy on the Company’s WHITE universal proxy card voting “FOR” the Board’s nominees but later submit a validly executed proxy on BIMIZCI’s proxy card withholding your votes from the Dissident Nominees, your prior vote in favor of the nominees recommended by the Board on the WHITE universal proxy card will not be counted.

Q: IF I WANT TO VOTE FOR ONE OR MORE OF THE DISSIDENT NOMINEES, CAN I USE THE WHITE UNIVERSAL PROXY CARD?

A: Yes, if you would like to vote for one or more of the Dissident Nominees, then we strongly recommend that you use the Company’s WHITE universal proxy card to do so.

Q: WHAT HAPPENS IF BIMIZCI WITHDRAWS OR ABANDONS ITS SOLICITATION OR FAILS TO COMPLY WITH THE UNIVERSAL PROXY RULES AND I HAVE ALREADY GRANTED PROXY AUTHORITY IN FAVOR OF BIMIZCI?

A: Stockholders are encouraged to submit their votes on the WHITE universal proxy card. If BIMIZCI withdraws or abandons its solicitation or fails to comply with the universal proxy rules after a stockholder has already granted proxy authority, stockholders can still complete, sign, date and promptly return a later submitted WHITE universal proxy card. If BIMIZCI withdraws or abandons its solicitation or fails to comply with the universal proxy rules, any vote cast in favor of the Dissident Nominees will be disregarded and will not be counted, whether such vote is provided on the Company’s WHITE universal proxy card or BIMIZCI’s proxy card.

Q: WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A: We will announce preliminary voting results at the Annual Meeting and disclose final results in a Current Report on Form 8-K to be filed with the Commission, on or before June 15, 2026. The Form 8-K will be available on the “Investor Relations” section of our website at www.medallion.com and on the Commission’s website at www.sec.gov.

Q: WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE ANNUAL MEETING?

A: Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q: WHAT CLASSES OF SHARES ARE ENTITLED TO BE VOTED?

A: Each share of our Common Stock outstanding as of the close of business on April 13, 2026, the record date, is entitled to vote on all items being voted upon at the Annual Meeting. On the record date, we had approximately 23,864,438 shares of Common Stock issued and outstanding.

Q: IS MY VOTE CONFIDENTIAL?

A: Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within us or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board of Directors. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to our management.

Q: WHO IS SOLICITING PROXIES FOR THE MEETING? WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETING?

A: Our Board is soliciting your proxy to vote your shares on all matters scheduled to come before the Annual Meeting, whether or not you attend the Meeting. Proxies will be solicited on behalf of the Board by our directors, director nominees and certain executive officers and other employees of the Company. Under applicable SEC rules and regulations, such persons are “Participants” with respect to the Company’s solicitation of proxies in connection with the Meeting. For more information on the Participants in the Board’s solicitation, please refer to the section titled “Information Concerning Participants in the Company’s Solicitation of Proxies” in Annex A to this proxy statement. Other than the persons described in Annex A, no general class of our employees will be employed to solicit proxies. However, in the course of their regular duties, employees may be asked to perform clerical or ministerial tasks in furtherance of our solicitation of proxies. Directors, officers and employees will not be paid any additional compensation for soliciting proxies or other solicitation activities.

We will pay the entire cost of the proxy preparation and solicitation in the enclosed form, including reimbursing brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders. As a result of the potential proxy solicitation by BIMIZCI, we may incur additional costs in connection with our solicitation of proxies. We have retained [Alliance Advisors, LLC] to aid in the solicitation and act as a proxy solicitor. For these and related advisory services, we will pay [Alliance Advisors, LLC] a fee of approximately $[__] and reimburse them for certain out-of-pocket disbursements and expenses. [Alliance] expects that approximately [__] of its employees will assist in the solicitation. The expense incurred by the Company to date in furtherance of, or in connection with, the solicitation is approximately $[__]. The Company anticipates that its total expenditures will be approximately $[__]. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with this solicitation. We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees as well as our proxy solicitor may solicit proxies in person, by telephone or by electronic communication.

If you have questions about the proposals or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

[Alliance Advisors, LLC
150 Clove Road, Suite 400

Little Falls, NJ 07424
(844) 202-5720
MFIN@AllianceAdvisors.com]

BACKGROUND OF THE SOLICITATION

The Annual Meeting is the third annual meeting of shareholders that BIMCZI has contested. At the 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”), shareholders elected each of the Board’s nominees by a margin of nearly nine million votes over BIMIZCI’s nominees. While BIMIZCI nominated directors at the 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”), it withdrew its nominees just 44 days before the meeting, two weeks after the Company had filed its preliminary proxy statement reflecting the contested election. The summary below details the significant communications and interactions between the Company and BIMIZCI and its affiliates. This summary does not purport to catalogue every communication or interaction related to BIMIZCI and its affiliates.

Events Prior to the 2024 Annual Meeting

In 1996, the Company, then one of the leading lenders to taxi medallion holders, went public, listing its Common Stock on Nasdaq. Under the vision of Alvin and Andrew Murstein and the oversight of the Board, the Company began to strategically diversify away from taxi medallions shortly after going public—first into private capital in 1998, into recreation lending in 2004, and finally into home improvement lending in 2012. In 2002, the Company launched its subsidiary Medallion Bank to provide stable and low-cost bank deposits for the Company’s lending activities.

When ride-sharing began to disrupt the taxi medallion lending business in the early 2010s, the Company under the Mursteins' leadership and the Board’s effective oversight and direction, took decisive action and ceased originating new taxi medallion loans in 2015. By 2016, the Company’s consumer loan portfolio exceeded its taxi medallion loan portfolio. Today, due to the vision and operational excellence of the Company’s management team and independent oversight of the Board, the Company has been successfully transformed from its historic taxi lending business into a leading consumer lender. As of December 31, 2024, taxi medallion loans and assets comprised less than 1% of the Company’s assets.

The Board is currently comprised of eight total members, a majority of whom (five) are independent under Nasdaq listing standards. In 2022, the Board created the position of Lead Independent Director, with Brent O. Hatch currently serving in such role.

With this successful transformation, since 2022, the Company re-instituted its dividend – which was suspended in 2016 amidst turmoil in its taxi medallion lending business – and raised it twice. Also in 2022, the Board authorized the repurchase of up to $35 million of our shares, later increased to $40 million. Since 2022, the Company has repurchased $25.6 million of shares through open market repurchases under its current repurchase plan.

Beginning in September 2021, the Company was periodically contacted by Mr. Hodges and engaged in correspondence and discussions with him about the Company’s business. During these discussions, Mr. Hodges informed the Company that he had acquired $15 million par value of our trust preferred securities, a form of subordinated debt that do not mature until September 2037, and bears a low floating rate of interest (currently 6.06%, which is the Company's lowest cost of borrowing at the parent organization), terms very favorable to the Company and its stockholders. The Company has since been informed by market participants that Mr. Hodges acquired the trust preferred securities at approximately 45% of par value. To the Company’s knowledge, these trust preferred securities were the sole investment in the Company by Mr. Hodges and his affiliates until December 2023.

On October 11, 2023, Mr. Hodges sent the Company and Board a letter analyzing risks that the Company faced from its corporate governance and business model. Mr. Hodges' suggestions in the letter included, among other things, suspending the dividend and share buybacks in order to deleverage (which might involve prepayment of the trust preferred securities held by Mr. Hodges).

On October 25, 2023, Mr. Hodges requested access to ask questions during the Company’s third quarter earnings call. The Company informed him that the Company only takes questions on the earnings call from sell-side analysts, but was willing to meet with him after the earnings call.

On November 28, 2023, Mr. Hodges and the Company’s external investor relations consultant discussed the Company and Mr. Hodges’ investment. Mr. Hodges indicated that he believed—incorrectly—he was the Company’s largest debtholder and accordingly was exposed to the downside risk in the Company’s consumer lending business. He also indicated disappointment at not being invited to participate in the Company’s recent private placement of debt securities.

On December 4, 2023, the Company’s external investor relations consultant emailed Mr. Hodges to suggest sharing with the Company during their upcoming call what Mr. Hodges was intending to accomplish with his investment, why he made the investment, and what his plan was to “get monetized.” Later that day, Mr. Hodges met with Mr. Andrew Murstein, Mr. Anthony Cutrone, the Company’s Chief Financial Officer, and the Company’s external investor relations consultant, during which Mr. Hodges indicated that he focused on downside risk and asked questions about certain risks facing the business.

On December 12, 2023, Mr. Hodges emailed Mr. Andrew Murstein re-stating his concerns with the Company’s governance and business model. In the email, Mr. Hodges stated that “being a creditor means that our upside is capped while our downside is not, so we are particularly sensitive to the potential risks in a rapidly changing economic environment. Risks that might be better rewarded through a meaningful equity stake, for example.”

On December 18, 2023, Mr. Hodges asked the Company’s external investor relations consultant by email what he had meant by asking on December 4 how Mr. Hodges intended to get his investment “monetized,” specifically asking whether it meant selling his investment to another investor, offering it to Medallion at a discount, holding it until maturity, or a partial debt-to-equity swap. Mr. Hodges also asked if he could purchase shares of the Company’s common stock directly from the Company.

On December 19, 2023, the Company’s external investor relations consultant responded to Mr. Hodges’ email, noting that the Company could help facilitate a block trade with another holder so that Mr. Hodges could acquire an equity stake. He also confirmed that Mr. Hodges had the “gist” of what he was asking about with respect to monetizing his investment.

On December 20, 2023, Mr. Hodges and Mr. Andrew Murstein and Mr. Cutrone discussed the Company, during which Mr. Murstein stated that, given Mr. Hodges’ apparent concerns with the Company’s business model, the Company could repurchase his trust preferred securities if the price was right for the Company’s shareholders. Following the call, Mr. Hodges emailed the Company with factors that would affect the valuation of the trust preferred securities, which would result in valuations that would substantially exceed the market valuation of the security.

Events Relating to the 2024 Annual Meeting

Also on December 20, 2023, Mr. Hodges made his first investment in the Company’s equity—a purchase of 10 shares of the Company’s Common Stock. On December 27, 2023, Mr. Hodges acquired 100 more shares through BIMIZCI.

On December 28, 2023, Mr. Hodges emailed Mr. Andrew Murstein and Mr. Cutrone with two proposals for monetizing his trust preferred securities: in one, the Company would make a cash buyout of his trust preferred securities, in the other the Company would purchase his trust preferred securities for cash and Company Common Stock.

On December 29, 2023, Mr. Hodges had a call with Mr. Andrew Murstein and Mr. Cutrone to discuss his proposals to purchase his trust preferred securities. Mr. Andrew Murstein asked Mr. Hodges how a repurchase of the trust preferred securities would benefit the Company’s common stockholders. In response, Mr. Hodges claimed that the Company had raised the topic of purchasing his trust preferred securities as a way of avoiding a proxy contest. The parties also discussed the possible valuation of the trust preferred securities in a buyout, with Mr. Hodges insisting that the Company offer him at least 80% of par value (significantly more than his purchase price of 45% of par value and significantly higher than what market value of the security would be).

On January 1, 2024, Mr. Hodges sent an email to Mr. Andrew Murstein and Mr. Cutrone in which he demanded board representation due to his trust preferred securities and equity investment (which at the time was 110 shares, but which he stated he intended to increase over time). While again claiming that he was only discussing a buyout of the trust preferred securities because the Company raised it, Mr. Hodges raised points of disagreement with the Company’s valuation analysis of the trust preferred securities. While claiming that he viewed himself as an “investor for the long run” and was focused on “maximizing value for all stakeholders,” Mr. Hodges affirmed that he would respond to any serious offers regarding the trust preferred securities.

On January 2, 2024, BIMIZCI submitted formal notice of its intent to nominate Mr. Hodges and a candidate who was employed by a competitor to Medallion Bank at the Company’s 2024 Annual Meeting. At the time, BIMIZCI owned only 110 shares of our Common Stock.

On February 12, 2024, Mr. Hodges sent a letter to the Company and the Board that made demands regarding the Company’s corporate governance, business and public disclosures. The letter concluded with four possible “outcomes” of his proxy contest, which he claimed were ranked in order of his preference: (1) the Company would appoint both Hodges and his other nominee to the Board and implement all governance and business demands made as “primary” demands in the letter; (2) Mr. Hodges and his affiliates would pursue a proxy contest “every year . . . until successful” to force the Company to adopt “our stakeholder-first demands;” (3) the Company would acquire Mr. Hodges’ trust preferred securities for $9 million in cash and $4 million in equity (i.e., gain of $6.25 million on Mr. Hodges’ assumed purchase price and significantly above market value) and grant Mr. Hodges one board seat; and (4) the Company would purchase the trust preferred securities for $12 million in cash (i.e., gain of $5.25 million on Mr. Hodges’ assumed purchase price, and significantly above market value).

On February 23, 2024, Mr. Murstein spoke to Mr. Hodges by telephone and offered to help him find a third-party buyer for his trust preferred securities.

Between February 26, 2024 and April 10, 2024, Mr. Hodges, through BIMIZCI and ZimCal, acquired an additional 69,900 shares of the Company’s Common Stock (0.3% of the Company’s outstanding Common Stock). On April 10, 2024, Medallion filed a preliminary proxy statement relating to the 2024 Annual Meeting.

Between April and June 2024, Mr. Hodges, through ZimCal, and the Company solicited the Company’s stockholders to support their respective nominees in the proxy contest. Mr. Hodges promoted a “five-step plan” of (1) enhancing the Company’s board, (2) resolving a complaint by the Securities and Exchange Commission against the Company alleging certain touting, (3) improving management, (4) cutting expenses, and (5) going on offense with the business. The Company’s solicitations demonstrated that the Company’s existing Board had overseen a successful turnaround in the Company, and that Mr. Hodges’ “five-step plan” either addressed topics where the Company had already taken significant steps to address, where no change was needed and/or where Mr. Hodges’ proposals would not benefit the Company's stockholders.

At the Company’s 2024 Annual Meeting, held on June 11, 2024, the Company’s two nominees, Mr. Robert Meyer and Mr. David Rudnick, were re-elected by an overwhelming margin, receiving 3.5 times as many votes as Mr. Hodges and his other nominee.

Events Relating to the 2025 Annual Meeting

Between July 13, 2024 and December 10, 2024, Mr. Hodges, BIMIZCI and ZimCal sold 60,000 shares of the Company’s Common Stock—85% of their already small equity position, despite their earlier statement that they intended to increase their equity position. Accordingly, BIMIZCI and its affiliates beneficially then owned only 6,010 shares of our Common Stock (valued at approximately $50,000 and representing just a fiftieth of a percent or 0.02% of our outstanding shares).

On August 26, 2024, Mr. Hodges published a press release in response to the Company’s second quarter earnings which again restated Hodges’ so-called “five-step plan” from his proxy campaign, which had been decisively rejected as offering no new ideas that would benefit our stockholders.

On December 30, 2024, BIMIZCI delivered notice to the Company of its intent to nominate three nominees, Mr. Hodges, Timothy Shanahan and John Kiernan, for election at the 2025 Annual Meeting.

On January 24, 2025, counsel to the Company contacted BIMIZCI to inform it of certain omissions in the nomination notice and request clarifications of why the omissions were compliant with the Company’s bylaws.

On February 3, 2025, counsel to BIMIZCI provided certain supplementary information to BIMIZCI’s nomination notice. The supplementary disclosure revealed that Mr. Hodges’ ownership in BIMIZCI is made on an investment-by-investment basis and that he had only a 10% economic interest in BIMIZCI’s holdings in the Company.

On March 17, 2025, BIMIZCI requested certain books and records of the Company. Counsel to the Company responded on March 24, 2025, and further responded on April 2, 2025, agreeing to provide the requested stockholder list, but rejecting the other requests as defective under Delaware law. Counsel to BIMIZCI responded on April 11, 2025.

On March 24, 2025, counsel to the Company requested that Messrs. Hodges, Shanahan and Kiernan participate in interviews with the Board and provide information in response to certain requests regarding their independence and qualifications.

On April 1, 2025, counsel to BIMIZCI provided an incomplete response to the Company’s requests for information from that year's dissident nominees. The response provided answers to only a portion of the questions asked by the Company, omitting responses to questions for each of the nominees and omitting responses to over half of the questions addressed to Mr. Hodges.

On April 3, 2025, members of the Company’s Nominating and Corporate Governance Committee conducted interviews with Messrs. Hodges, Shanahan and Kiernan.

On April 15, 2025, the Company filed its preliminary proxy statement with respect to the 2025 Annual Meeting.

On April 29, 2025, Mr. Hodges informed the Company that BIMIZCI was withdrawing its nominations of Messrs. Hodges, Shanahan and Kiernan.

At the 2025 Annual Meeting held on June 12, 2025, each of the Board’s nominees was elected, with each receiving at least six times the number of favorable votes than the number of withholds.

Events Relating to the 2026 Annual Meeting

From time to time since the 2025 Annual Meeting, Mr. Hodges has sent correspondence to management and the Board of Directors, and published his views on the Company on the Internet. Several of these times Mr. Hodges proposed certain financing structures that he and his affiliated entities could participate in, including alternatives that would provide him with liquidity for his trust preferred securities. The Board and management have thoughtfully considered Mr. Hodges’s views on the Company, his repeated suggestions for the Company’s operations and strategy (certain of which had already been implemented by the Company, and others of which related to matters from years prior that were no longer relevant), and his proposals related to financing structures.

On December 31, 2025, the final day for the submission of business at the Annual Meeting, BIMIZCI delivered by email notice of its intent to nominate Messrs. Shanahan and Kiernan—two of the same directors submitted at the 2025 Annual Meeting—and a third director.

On March 31, 2026, the Company contacted Mr. Hodges to schedule interviews with his nominees on either April 13, 2026 or April 14, 2026. Mr. Hodges responded on April 1, 2026 that he would “see what works for their schedules.”

On April 10, 2026, ten days after the initial correspondence, having heard no further response from Mr. Hodges on scheduling the interviews of his nominees, the Company requested again of Mr. Hodges to provide a schedule of times for which the Nominating and Corporate Governance Committee could interview his nominees.

On April 12, 2026, Mr. Hodges responded, twelve days after the initial request, that he would make his nominees available on either April 16, 2026 or April 17, 2026, dates after those the Company had initially proposed at the end of March.

On April 16, 2026, members of the Company’s Nominating and Corporate Governance Committee conducted interviews with BIMIZCI’s director nominees.

On April 17, 2026, the Company filed this preliminary proxy statement with respect to the meeting.

PROPOSAL NO. 1

ELECTION OF CLASS III DIRECTORS

Our Restated Certificate of Incorporation provides that the Board of Directors is divided into three classes (Class I, Class II and Class III) serving staggered terms of three years. Elections for Class III directors will be held at the Annual Meeting on June 9, 2026. Class I directors were last elected at the annual meeting of shareholders held on June 11, 2024 and will stand for election in 2027. Class II directors were last elected at the annual meeting of shareholders held on June 12, 2025 and will stand for election in 2028.

The Board of Directors has nominated John Everets, Cynthia A. Hallenbeck and Alvin Murstein for election as Class III directors for a three-year term until the annual meeting of shareholders in 2029. Mr. Everets, Ms. Hallenbeck and Mr. Murstein each presently serves as a director and has consented to being named in this proxy statement and to serve if elected. The persons named in the enclosed WHITE universal proxy card, Andrew M. Murstein and Marisa T. Silverman, will vote to elect Mr. Everets, Ms. Hallenbeck and Mr. Murstein as our directors unless authority to vote for the election of any or all of the nominees is withheld by marking the WHITE universal proxy card to that effect. If for any reason any nominee should become unavailable for election prior to the Annual Meeting, the person acting under the proxy may vote the proxy for the election of a substitute designated by the Board of Directors. It is not presently expected that any of the nominees will be unavailable.

As described above, BIMIZCI has notified the Company of its intent to propose the Dissident Nominees to stand for election to the Board, in opposition to the three experienced nominees recommended by your Board. Your Board does NOT endorse the Dissident Nominees and unanimously recommends that you vote “FOR” only the election of John Everets, Cynthia A. Hallenbeck and Alvin Murstein — each of whom possesses extensive knowledge and experience regarding our company and its operations and relevant skills for our businesses — on the WHITE universal proxy card. The presence of the Dissident Nominees on the WHITE universal proxy card is NOT an approval of or comment on the fitness, character, suitability and other qualifications of the Dissident Nominees. BIMIZCI’s proxy statement and any other relevant documents can be accessed without cost at the SEC’s website, http://www.sec.gov. We are not responsible for the accuracy of any information provided by, or relating to, BIMIZCI, Mr. Hodges or the Dissident Nominees in any proxy solicitation materials, if and when filed or disseminated by, or on behalf of, BIMIZCI or Mr. Hodges or any other statements that BIMIZCI, Mr. Hodges or its or his representatives have made or may otherwise make.

The Board strongly urges you to discard and NOT to vote using any proxy card that may be sent to you by, or on behalf of, BIMIZCI or Mr. Hodges. If you have previously submitted a proxy card sent to you by, or on behalf of, BIMIZCI or Mr. Hodges, you have every right to change your vote, and we strongly urge you to revoke that proxy by following the instructions provided on the WHITE universal proxy card to submit a proxy over the Internet or by completing, signing, dating and promptly returning a later dated WHITE universal proxy card. Only your latest dated proxy will be counted.

Approval of the nominees requires a plurality of the votes cast at the Annual Meeting, in person or by proxy.

NOMINEES TO SERVE AS CLASS III DIRECTORS UNTIL

THE 2029 ANNUAL MEETING OF SHAREHOLDERS

Name	Age	Position	Director Since
John Everets	79	Director	2017
Cynthia A. Hallenbeck	69	Director	2020
Alvin Murstein	91	Director	1995

Independent Directors

John Everets has served as our director since July 2017. Mr. Everets is currently a partner at Arcturus Capital in Boston, Massachusetts. Prior to joining Arcturus, he was lead investor, Chairman of the Board and Chief Executive Officer of the Bank of Maine from 2010 to 2015, where he led the recapitalization of the Bank, helped improve its financial position and eventually joined with Camden National Bank to form the largest bank in northern New England. Before leading the Bank of Maine, Mr. Everets was Chairman of Yorkshire Capital. Prior to that, he was Chairman and CEO of GE HPSC, Inc., from 1993 to 2006, where he grew the company from $100 million in assets to $1 billion before it was acquired by General Electric in 2004. Mr. Everets has served on the Board of Directors of Medallion Bank since September 2019. Mr. Everets previously served as a director of Financial Security Assurance, Advest Group Inc., and Martin Currie Business Trust. Mr. Everets also previously held several executive positions at Advest, Inc. and is a former Trustee of the Boston Athenaeum. Mr. Everets is currently a director of the Eastern Company, is on the Board of Directors of Newman’s Own Foundation where he chairs the Finance Committee, is a director of the Westminster Kennel Club and is a director of Pearl Diver Credit Company Inc.

Mr. Everets brings extensive financial and leadership experience at both public and private companies to our Board of Directors.

Cynthia A. Hallenbeck has served as our director since June 2020. Ms. Hallenbeck currently serves on the Clinton Health Access Initiative board of directors’ audit committee and the boards of directors for both the Wellspring Foundation and the Diabetes Training Camp Foundation. Ms. Hallenbeck served on both the audit and compensation committees of the Walker & Dunlop, Inc. board of directors, having joined the board in December 2010 and serving as a director through 2019. During her tenure, she chaired the audit committee from the company’s initial public offering through 2015. Ms. Hallenbeck is the chief executive officer of Alercyn, Inc., a private consulting firm that she founded in 2010, where her most significant engagements were as the interim Chief Financial Officer of Habitat for Humanity Greater Boston, Inc. from April 2023 through the present, acting Chief Financial Officer of the Conservation Law Foundation from June 2018 through December 2019 and the Episcopal Diocese of Massachusetts from September 2020 through August 2022. Prior to this, Ms. Hallenbeck served as the interim Chief Financial Officer for Facing History and Ourselves from November 2017 until June 2018. Ms. Hallenbeck also served as the Chief Financial Officer of the Environmental Defense Fund, Inc. from 2014 to 2016. Throughout her career, Ms. Hallenbeck has served in varying leadership roles including serving as the Chief Financial Officer of Citigroup, Inc.’s corporate treasury department from 2002 to 2005 and held other significant positions including Chief Operating Officer of global legal support from 2007 to 2008. Prior to her service with Citigroup, Ms. Hallenbeck spent over 14 years at Merrill Lynch & Co., Inc. in a variety of finance, treasury and accounting roles including Treasurer of its global futures business and Chief Financial Officer of its securities financing group. Ms. Hallenbeck has an M.B.A. with distinction from the Harvard Business School and received her B.A. from Smith College.

Ms. Hallenbeck brings over 30 years of substantial financial management experience. Ms. Hallenbeck is an acknowledged veteran of both public and nonprofit executive management teams and a recognized financial expert on the audit committees of several organizations.

Non-Independent Director

Alvin Murstein has served as Executive Chairman of our Board of Directors since January 31, 2026 and as the Chairman of our Board of Directors since our founding in 1995 and previously served as our Chief Executive Officer from February 1996 until January 31, 2026. Mr. Murstein has also been Chairman of the board of directors and Chief Executive Officer of Medallion Funding LLC, formerly known as Medallion Funding Corp., since its founding in 1979. Mr. Murstein received a B.A. and an M.B.A. from New York University and has been an executive in the taxicab industry for over 60 years. Mr. Murstein served on the board of directors of the Strober Organization, Inc., a building supply company, from 1988 to 1997. He serves as a trustee of the not-for-profit Parker Jewish Institute for Health Care and Rehabilitation. Alvin Murstein is the father of Andrew M. Murstein.

Mr. Murstein brings to our Board of Directors over 60 years of experience in the ownership, management, and financing of commercial businesses and taxicab medallions. He has deep knowledge of our Company and its business, having served as Chairman of our Board of Directors since our founding in 1995 and our Chief Executive Officer from 1996 through January 31, 2026, when he became the Executive Chairman of our Board of Directors.

BIMIZCI and Hodges’s Conflict of Interest

BIMIZCI, which is controlled by ZimCal Asset Management LLC and in turn by Stephen Hodges, owns approximately $15 million aggregate amount of our trust preferred securities; these securities, which do not mature until September 2037, bear a low interest rate (currently 6.06%) and thus benefit the Company and our common stockholders. BIMIZCI owns of record only 3,010 shares of our Common Stock while claiming to beneficially own only 187,305 shares (representing just 0.78% of our outstanding shares as of April 13, 2026). Given this much more significant investment in our trust preferred securities and its miniscule investment in our Common Stock, we believe their interests conflict with that of our shareholders and BIMIZCI's insurgent campaign is to advance its own interests, including by trying to make a name for Mr. Hodges as an “activist” investor. Given BIMIZCI's much more significant investment in our trust preferred securities and its small, short-term investment in our Common Stock, we believe BIMIZCI’s, Mr. Hodges' and their affiliates' interests conflict with that of our shareholders. As a result, the Board believes that BIMIZCI is conflicted and will not fairly represent the Company’s stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” MR. EVERETS, MS. HALLENBECK AND MR. MURSTEIN AS OUR DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

We are asking the shareholders to ratify the Audit Committee’s appointment of Plante & Moran, PLLC (“Plante Moran”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our shareholders’ best interests.

Representatives of Plante Moran are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.

As previously disclosed, Mazars USA LLP (“Mazars”) was our independent registered public accounting firm for the fiscal year ending December 31, 2023. Mazars had audited our consolidated financial statements annually since our 2005 fiscal year. On April 4, 2024, the Company was notified by Mazars of its decision to resign as the Company’s independent registered public accounting firm effective with the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and no later than May 31, 2024. Mazars’ reports on the Company’s consolidated financial statements as of December 31, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2023 and the effectiveness of internal control over financial reporting as of December 31, 2023 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through the date of the termination of Mazars’ engagement, there were: (i) no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Mazars on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Mazars, would have caused it to make reference thereto in its reports; and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions.

Effective June 3, 2024, the Company engaged Plante Moran, as its independent registered public accounting firm for the fiscal year ending December 31, 2024. The engagement of Plante Moran as the Company’s independent registered public accounting firm was approved by the Company’s Audit Committee.

During the fiscal years ended December 31, 2023 and 2022 and in the subsequent interim period through June 3, 2024, the date of the engagement of Plante Moran, neither the Company nor any person on its behalf has consulted with Plante Moran regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor was oral advice provided that Plante Moran concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Principal Accountant Fees and Services

The following is a summary of the fees billed to us by Plante Moran and Mazars for professional services rendered for the fiscal years ended December 31, 2025 and 2024:

Fee Category		Fiscal 2025 Fees	Fiscal 2024 Fees
Audit Fees	$		$-
Plante Moran		1,146,533	855,600
Mazars		—	124,306
Audit-Related Fees		—	—
Tax Fees
Plante Moran		198,450	192,100
Mazars		—	39,520
All Other Fees		—	—
Total Fees		$1,344,983	$1,211,526

Audit Fees. Consists of fees billed for professional services rendered for the integrated audit of our consolidated financial statements and of our internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports. Also consists of fees billed for services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. There were no fees billed to us by Plante Moran or Mazars the fiscal years ended December 31, 2025 and 2024 for assurance and related services reasonably related to the performance of the audit or review of our consolidated financial statements.

Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance, assistance with tax reporting requirements and audit compliance, value-added tax compliance, mergers and acquisitions tax compliance, and tax advice on federal and state tax matters.

All Other Fees. There were no fees billed to us by Plante Moran or Mazars for the fiscal years ended December 31, 2025 and 2024 for products and services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has granted the Chair of the Audit Committee, Robert M. Meyer, the authority to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm so long as such approval is ratified by the Audit Committee in a timely manner. All fees for services provided by the independent registered public accounting firm were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, nor shall such information be incorporated by reference into any future filings by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates it by reference in such filing.

Audit committees play a critical role in the financial reporting system by overseeing and monitoring management’s and the independent auditors’ participation in the financial reporting process. As such, we are providing this fiscal report to shareholders to help inform them of this process and the activities of the Audit Committee of Medallion Financial Corp., or the Company, in the past year. The Audit Committee of the Board of Directors is composed of four independent directors selected by the Board of Directors who meet the experience and independence requirements of NASDAQ and the Securities and Exchange Commission (Commission). In addition, the Board of Directors has determined that Robert M. Meyer, John Everets, Cynthia A. Hallenbeck and Brent O. Hatch are each an “audit committee financial expert” as defined by both NASDAQ listing standards and Commission guidelines.

The Audit Committee of the Board of Directors of the Company serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company’s standards of business conduct. The Company’s management has primary responsibility for preparing the Company’s financial statements and the Company’s financial reporting process. The Company’s independent accountants, Plante & Moran, PLLC, were responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management, including a discussion of the quality and acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles.

2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Commission.

3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent accountants the independent accountants’ independence.

4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the Commission.

5. The Audit Committee has considered whether the provision of non-audit related services by the independent accountants is compatible with maintaining the accountants’ independence.

The undersigned members of the Audit Committee have submitted this report to the Board of Directors.

Robert M. Meyer, Chair

John Everets, Director

Cynthia A. Hallenbeck, Director

Brent O. Hatch, Director

PROPOSAL NO. 3

NON-BINDING ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required pursuant to Section 14A of the Exchange Act, we are asking our shareholders to cast a non-binding advisory vote on the 2025 compensation of our named executive officers, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement. This vote gives shareholders the opportunity to convey their views regarding our overall executive compensation programs and policies more broadly. We believe that our compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of our shareholders. The principles of our executive compensation program are intended to encourage good governance, protect and promote shareholder interests and further align the interests of our executives with those of the Company, as discussed further in the Compensation Discussion and Analysis on page 27.

We also believe that both we and our shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. This proposal, commonly known as a “say-on-pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive pay program and policies through the following resolution:

“RESOLVED, that the 2025 compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement for the Company’s 2026 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. We currently hold our “say-on-pay” vote every year. Shareholders will have an opportunity to cast an advisory vote on the frequency of “say-on-pay” votes at this meeting. The next advisory vote on the frequency of the “say-on-pay” vote will occur in 2030.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION.

CORPORATE GOVERNANCE

Organization of the Board of Directors

The Board of Directors (the “Board”) is responsible for our management and direction and for establishing broad corporate policies. As further described below, the Board of Directors held regularly scheduled meetings during the year ended December 31, 2025. The Board of Directors is comprised of eight total members, a majority of whom (five) are independent under NASDAQ listing standards. The Board of Directors held seven formal meetings during the year ended December 31, 2025. Each director attended at least 75% of the meetings of the Board of Directors and all committees of the Board of Directors on which they served. Our directors are encouraged to attend the annual meeting of shareholders. All eight of our directors attended last year’s annual meeting.

Board Leadership Structure

Alvin Murstein served as our Chief Executive Officer from February 1996 until January 31, 2026 and as Chairman of the Board from our founding in 1995 until January 31, 2026 and currently serves as the Executive Chairman of the Board of Directors since January 31, 2026. The Board of Directors believes that this leadership structure of Mr. Murstein’s service as the Executive Chairman of the Board of Directors is in the best interest of our company and our shareholders. Mr. Murstein possesses detailed and in-depth specialized knowledge of the commercial loan and taxicab medallion loan businesses, opportunities and challenges facing our company and is thus best positioned to develop strategies and agendas that ensure that the Board of Director’s time and attention are focused on the most critical matters. His role provides for decisive leadership, ensures clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to our shareholders, employees and customers.

The Board of Directors believes that our independent directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of Board of Director meetings, the independent directors hold regular executive sessions.

In 2022, the Board of Directors created the position of Lead Independent Director to, among other things, coordinate the activities of the independent directors and any other non-management directors. The Board believes that this approach appropriately and effectively complements the Executive Chairman position. Brent O. Hatch currently serves as our Lead Independent Director.

The Lead Independent Director’s duties and responsibilities include:

•
working together with the Executive Chairman of the Board, setting the agenda for Board meetings and approving the form and type of materials provided in connection with such meetings, as well as reviewing and concurring in the agendas for each Board committee meeting;
•
approving the schedule for Board and committee meetings;
•
presiding over discussions of the Board when the topic presents a conflict (or potential conflict) for the Executive Chairman of the Board;
•
calling and presiding at executive sessions of the independent directors of the Company;
•
in addition to the Executive Chairman of the Board, calling meetings of the Board;
•
engaging with the independent directors and non- management directors at and between Board and Board committee meetings, including:
o
identifying matters for discussion, including at executive sessions of the independent directors, and
o
regarding the performance and functioning of the full Board, individual director performance and other matters as appropriate;
•
serving as a liaison to the Executive Chairman of the Board, including by:
o
engaging with the Executive Chairman between Board meetings,
o
facilitating communication between the independent directors and the Executive Chairman, and
o
raising to the Executive Chairman views, concerns and issues of the independent directors;
•
participating, with the Chair of the Nominating and Governance Committee of the Board and such Committee’s other members, in the oversight of the Board’s governance processes, including Board evaluations, succession planning and other governance-related matters;
•
participating, with the Chair of the Compensation Committee of the Board and such Committee’s other members, in the evaluation of the performance of the chief executive officer of the Company;
•
meeting with management and non-management employees of the Company, as appropriate; and

•
consulting and directly communicating with significant shareholders of the Company and other key constituents, as appropriate.

Board’s Role in Risk Oversight

While risk management is primarily the responsibility of our management team, the Board of Directors is responsible for the overall supervision of our risk management activities. The Board’s oversight of the material risks faced by our company occurs at both the full board level and at the committee level.

Management provides regular updates throughout the year to the respective committees regarding the management of the risks they oversee, and each of these committees report on risk to the full board at regular meetings of the Board. For example, the Audit Committee reviews the adequacy of management information systems, internal accounting and financial controls. The Compensation Committee advises management and the Board of Directors on broad compensation policies to incentivize performance results without increasing risk. The Nominating and Governance Committee establishes, oversees and reviews governance principles and processes. The Investment Oversight Committee reviews the Company’s managed loan portfolio and makes determinations and recommendations concerning such portfolio as necessary or appropriate. In addition to the reports from the committees, the Board receives presentations throughout the year from various department and business unit leaders that include discussion of significant risks as necessary. At each Board meeting, the Board addresses matters of particular importance or concern, including any significant areas of risk that require Board attention.

Our Board recognizes the importance of maintaining the trust and confidence of our customers, service providers and employees. The Audit Committee is responsible for overseeing the Company’s enterprise risk management program, including overseeing the adequacy of protection of the Company’s technology, including physical security, patent and trademark program, proprietary information, and information security. The Audit Committee receives quarterly reports from our Information Security Director and third parties on cybersecurity matters. In addition, the Audit Committee receives quarterly reports addressing cybersecurity as part of our enterprise risk management program and to the extent cybersecurity matters are addressed in regular business updates. These reports include, among other things, cybersecurity risks, status on how management is addressing and/or mitigating those risks, cybersecurity and data privacy incidents, if any, and the status of key information security initiatives. Our Audit Committee members also engage in ad hoc conversations with management on cybersecurity-related news and events, and discuss any updates, as needed, to our cybersecurity risk management and strategy programs.

Additionally, the Nominating and Governance Committee reviews the Company’s governance principles at least annually, monitors the Company’s governance process, and makes recommendations to the Board on governance related matters. The Board values diversity among all of our employees, and the Nominating and Governance Committee carefully considers diversity when considering director nominations, although it has not established a formal diversity policy. The Company’s subsidiary Medallion Bank has its own policies and procedures concerning governance, cybersecurity, and overall risk management, as well its own independent board of directors, which oversees these matters.

We believe that our approach to risk oversight, as described above, optimizes our ability to assess inter-relationships among the various risks, make informed cost-benefit decisions, and approach emerging risks in a proactive manner for our company. We also believe that our risk structure complements our current board leadership structure, as it allows our Lead Independent Director and other independent directors, through our fully independent board committees and otherwise, to exercise effective oversight of the actions of management in identifying risks and implementing effective risk management policies and controls.

Director Independence

As required under the NASDAQ listing standards, the Board of Directors annually determines each director’s independence. Under NASDAQ rules, independent directors must comprise a majority of a company’s board of directors. In addition, NASDAQ rules require that, subject to specified exceptions, each member of a company’s audit, compensation, and nominating and governance committees be independent. Under NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of the company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and us, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable NASDAQ listing standards: John Everets, Cynthia A. Hallenbeck, Brent O. Hatch, Robert M. Meyer, and Allan J. Tanenbaum. In making this determination, the Board found that none of these directors or nominees for director has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Committees

We have four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and the Investment Oversight Committee. Each of these committees has a written charter approved by the Board of Directors. A copy of each charter can be found in the “Investor Relations – Corporate Governance” section of our website at www.medallion.com.

Audit Committee

The Audit Committee reviews the results and scope of the audit and other services provided by our independent public accountants. The Audit Committee met nine times during the year ended December 31, 2025 to review, among other things, (i) the effectiveness of the public accountants during the audit for the year ended December 31, 2025, (ii) the adequacy of the 2025 financial statement disclosures for the year ended December 31, 2025, (iii) our internal control policies and procedures, and (iv) the selection of our independent public accountants. The members of the Audit Committee are Mr. Everets, Ms. Hallenbeck, Mr. Hatch, and Mr. Meyer. Mr. Meyer is the Chair. Mr. Meyer, Mr. Everets, Ms. Hallenbeck and Mr. Hatch are audit committee financial experts. Each Audit Committee member meets the independence requirements of NASDAQ and the Commission.

Compensation Committee

The Compensation Committee evaluates and approves the compensation of our directors and executive officers (which is presented to the Board of Directors for ratification) including (i) all incentive compensation or equity-based incentive plans or arrangements established by us for officers and employees, including the grant of stock options, restricted stock, and performance units to employees, (ii) adoption and amendment of all equity-based compensation and other employee benefit, plans and arrangements and (iii) the terms of any employment agreements and arrangements with, and any termination of, our officers. The Compensation Committee reviews management’s recommendations and advises management and the Board of Directors on broad compensation policies such as salary ranges, annual incentive bonuses, long-term incentive plans, including equity-based compensation programs, and other benefit and perquisite programs. The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee.

The Compensation Committee has the resources and authority to discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants. The Compensation Committee has sole authority to select and retain a compensation consultant, to terminate any consultant retained by the Compensation Committee, and to approve the fees and other retention terms of any consultant. These consultants report directly to the Compensation Committee. The Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”), as its independent compensation consultant in 2025, and its services in 2025 did not give rise to any conflict of interest.

The Compensation Committee meets with the frequency necessary to perform its duties and responsibilities. The Compensation Committee usually makes many of its performance-based decisions at a meeting held in February of each fiscal year, including evaluating the performance of our named executive officers during the immediately preceding year, determining the amount of their annual cash bonuses for the preceding year and determining base salaries for the upcoming fiscal year. Grants of equity compensation are generally made in the first quarter of each year.

The members of the Compensation Committee are Mr. Everets, Mr. Meyer, and Mr. Tanenbaum. Mr. Tanenbaum is the Chair. Each member of the Compensation Committee is an “independent director,” as defined under the NASDAQ Marketplace Rules. Each member is also a “non-employee director,” as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee met five times during the year ended December 31, 2025 and made recommendations and certain decisions concerning executive and board compensation, including annual incentives, long-term/stock-based compensation and other executive employment matters. The Board of Directors approved all recommendations and ratified all decisions of the Compensation Committee during the year ended December 31, 2025. See “Compensation Discussion and Analysis.”

Nominating and Governance Committee

The Nominating and Governance Committee identifies individuals qualified to become members of the Board of Directors and recommends individuals to the Board of Directors for nomination as members of the Board of Directors and its committees. The Nominating and Governance Committee is also charged with overseeing the evaluation of the Board of Directors and reviewing our board governance principles and advising the Board of Directors on such board governance. The members of the Nominating and Governance Committee are Ms. Hallenbeck, Mr. Hatch, Mr. Meyer and Mr. Tanenbaum. Ms. Hallenbeck is the Chair. Each Nominating and Governance Committee member meets the independence requirements of NASDAQ and the Commission. The Nominating and Governance Committee met three times during the year ended December 31, 2025.

Nominees for the Board of Directors should be committed to enhancing long-term shareholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Board of Directors’ policy is to encourage the selection of directors who will contribute to our overall corporate goals: responsibility to shareholders, finance leadership, effective execution, high customer satisfaction and superior employee working environment. In nominating a candidate for election to the Board of Directors, the Nominating and Governance Committee may take into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations comparable to us, the interplay of the candidate’s experience with the experiences of other board members, and the extent to which the candidate would be a desirable addition to the Board of Directors and any committees. While the Nominating and Governance Committee carefully considers diversity when considering directors, it has not established a formal policy regarding diversity. In evaluating potential candidates for the Board of Directors, the Nominating and Governance Committee considers the above factors in the light of the specific needs of the Board of Directors at that time.

In recommending candidates for election to the Board of Directors, the Nominating and Governance Committee considers nominees recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. The Nominating and Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluation of candidates generally involves a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Governance Committee would recommend the candidate for consideration by the full Board of Directors. The Nominating and Governance Committee may engage third-party consultants or search firms to assist in identifying and evaluating potential nominees. To recommend a prospective nominee for the Nominating and Governance Committee’s consideration, submit the candidate’s name and qualifications to our Secretary in writing to the following address: Medallion Financial Corp., Attn: Secretary, 437 Madison Avenue, 38th Floor, New York, New York 10022, with a copy to Medallion Financial Corp., Attn: General Counsel at the same address. When submitting candidates for nomination to be elected at the annual meeting of shareholders, shareholders must also follow the notice procedures and other requirements and provide the information required by our bylaws.

In particular, for the Nominating and Governance Committee to consider a candidate or candidates recommended by a shareholder for nomination at the 2027 Annual Meeting of Shareholders, written notice of such shareholder’s intent to make such nomination or nominations must be given, either by personal delivery or by United States mail, postage prepaid, to our Secretary not later than 120 days (but not earlier than 150 days) in advance of the date of our notice of annual meeting released to shareholders in connection with the previous year’s annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the date of the previous year’s annual meeting, then the shareholder’s notice must be delivered to and received at our principal executive offices not earlier than the 120th day prior to the date of such annual meeting and not later than the later of (i) the 90th day prior to the date of such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made. The notice must include the information specified in our bylaws, including the following:

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the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;
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a representation that the shareholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting the person or persons specified above;
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a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;
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such other information regarding each nominee proposed by such shareholders as would be required to be included in our proxy statement filed pursuant to the proxy rules of the Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors
•
the consent of each nominee to serve as our director if so elected; and
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the other detailed information required by our bylaws.

Investment Oversight Committee

The Investment Oversight Committee meets on an ad hoc basis to (i) review information about our non-core managed loan portfolio, including, but not limited to, loan delinquencies; (ii) make such determinations or recommendations with respect to our non-core managed loan portfolio as well as our role as a servicing agent as it may deem necessary or appropriate; (iii) consider such other matters related to our non-core managed loan portfolio as it deems necessary or appropriate; (iv) approve all taxi medallion loan modifications, subject to guidelines that may be established from time to time by the Investment Oversight Committee and any other required approvals; (v) provide oversight of our strategic efforts, including, but not limited to, the continued review of our assets and potential transactions to enhance stockholder value, in each case subject to the Board of Director’s ultimate oversight of such efforts and approval of any related transaction; and (vi) conduct such other related matters as may be directed by the Board of Directors including reviewing information with respect to our investments other than our core operating business. The members of the Investment Oversight Committee are Mr. Alvin Murstein, Mr. Andrew M. Murstein, Mr. Everets, Ms. Hallenbeck, Mr. Hatch, Mr. Rudnick and

Mr. Tanenbaum. Mr. Rudnick is the Chair. The Investment Oversight Committee met four times during the year ended December 31, 2025.

Code of Ethics

We have adopted a code of ethics policy for our directors, officers and employees. These persons must act ethically at all times and in accordance with the guidelines comprising our Code of Ethical Conduct and Insider Trading Policy to establish standards and procedures for the prevention and detection of activities which signal a conflict of interest or an abuse of fiduciary duty. To further promote ethical and responsible decision-making, the Board of Directors also adopted a Code of Ethical Conduct for Senior Financial Officers. Our Code of Ethical Conduct and Insider Trading Policy and Code of Ethical Conduct for Senior Financial Officers can be found in the “Investor Relations – Corporate Governance” section of our website at www.medallion.com. If we make any substantive amendments to the Code of Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website. The Board of Directors expects our directors, as well as our officers and employees, to act ethically at all times and to acknowledge their adherence to the policies comprising our Code of Ethics, which include, among other things, rules prohibiting loans or other extensions of credit, securities transactions during “blackout” periods, acceptance of gifts, and certain interested transactions.

In addition, the Board of Directors has established a policy for reporting employee concerns to the Audit Committee of the Board of Directors. Anyone with a concern about our accounting, internal accounting controls, or auditing matters may confidentially report such concern by telephone to a special dedicated toll-free phone number. This policy was previously announced to all of our employees and the telephone number is published in our common-area workplaces. All such communications are confidential and shall be promptly reviewed by the Audit Committee.

Insider Trading Policy

We also have an insider trading policy that governs the purchase, sale and other dispositions of our securities by its directors, officers, employees and the Company itself. We believe our Code of Ethical Conduct and Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing standards. A copy of the Code of Ethical Conduct and Insider Trading Policy was filed with the Company’s Annual Report on Form 10-K for the year-ended December 31, 2025 on March 10, 2026 and can also be found in the “Investor Relations - Corporate Governance” section of our website at www.medallion.com.

Shareholder Communications with the Board of Directors

Shareholders may communicate with our Board of Directors through our Secretary by writing to the following address: Board of Directors, c/o Secretary, Medallion Financial Corp., 437 Madison Avenue, 38th Floor, New York, New York 10022. Our Secretary will forward all correspondence to the Board of Directors, except for junk mail, mass mailings, loan complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Our Secretary may forward certain correspondence, such as loan-related inquiries, elsewhere within us for review and possible response.

OUR DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth the name, ages and titles of the persons who were our directors and executive officers as of April 13, 2026:

Name	Age	Position
Independent Directors
John Everets (1)	79	Director
Cynthia A. Hallenbeck (1)	69	Director
Brent O. Hatch (2)	67	Director
Robert M. Meyer (3)	80	Director
Allan J. Tanenbaum (2)	79	Director
Non-Independent Directors
Alvin Murstein (1) (4)	91	Executive Chairman and Director
Andrew M. Murstein (2) (4)	61	President, Chief Executive Officer, Chief Operating Officer and Director
David L. Rudnick (3) (4)	85	Director
Executive Officers Who Are Not Directors
Anthony N. Cutrone	46	Executive Vice President and Chief Financial Officer
D. Justin Haley	52	President of Medallion Bank
Thomas J. Munson	43	Executive Vice President and Chief Credit Officer
Donald S. Poulton	72	Chief Executive Officer of Medallion Bank
Samantha K. Rozovsky	37	Chief Compliance Officer, Associate General Counsel and Assistant Secretary
Jeffrey D. Rudnick	56	Executive Vice President and Director of Alternative Investments
Marisa T. Silverman	47	Executive Vice President, General Counsel and Secretary
(1)
Indicates a Class III director standing for election at this 2026 Annual Meeting of Shareholders.
(2)
Indicates a Class II director whose term expires at the 2028 Annual Meeting of Shareholders.
(3)
Indicates a Class I director whose term expires at the 2027 Annual Meeting of Shareholders.
(4)
Indicates a non-independent director as determined under applicable NASDAQ listing standards.

The address for each director is c/o Medallion Financial Corp., 437 Madison Avenue, 38th Floor, New York, New York 10022.

The address for the executive officers is our principal offices, located at 437 Madison Avenue, 38th Floor, New York, New York 10022.

Independent Directors Not Standing for Election

Brent O. Hatch has served as our director, including as our Lead Independent Director, since May 2022. Mr. Hatch also currently serves as a member of the Board of Directors and the Audit Committee of our subsidiary Medallion Bank and has served in such roles since 2003. Mr. Hatch is the founder of the law firm of Hatch Law Group, PC where he litigates complex commercial matters and advises corporations on significant transactions. Mr. Hatch brings extensive legal experience, having founded a law firm in Utah and having previously served in the White House as Associate Counsel to President George H.W. Bush, Deputy Assistant Attorney General at the U.S. Department of Justice and General Counsel at the National Endowment for the Humanities. Mr. Hatch clerked for the Honorable Robert H. Bork of the U.S. Court of Appeals for the District of Columbia Circuit. He is also a Director and Treasurer of the Federalist Society. Mr. Hatch holds a bachelor’s degree from Brigham Young University and a J.D. from Columbia Law School.

Mr. Hatch’s legal background and other commercial experience provide our Board of Directors with valuable legal experience, including regarding regulatory and transaction matters, and further provides financial expertise.

Robert M. Meyer has served as our director since July 2021. Mr. Meyer currently serves as a member of the Board of Directors and the Audit Committee of our subsidiary Medallion Bank and has served in such roles since 2016 and 2019 respectively. He served as Executive Vice President and Chief Commercial Lending Officer at Valley National Bancorp from 1997 until his retirement in 2016, and, following his retirement, Mr. Meyer provided consulting services to Valley National Bank until August 2018. During his 47-year career in banking, Mr. Meyer previously served as President and Chief Executive Officer of Midland Bancorp/Midland Bank and Trust Company from 1991 to 1997 and President and Chief Executive Officer of Broad Street National Bank and First Jersey National Bank/Central from 1985 to 1988. Mr. Meyer holds a bachelor’s degree and a master’s degree from Montclair State College and an M.B.A. from the University of Miami.

Mr. Meyer brings extensive experience in the banking industry and in the lending business as well as over 25 years of experience managing public companies.

Allan J. Tanenbaum has served as our director since October 2017. Mr. Tanenbaum has been Of Counsel to Taylor Duma LLP, an Atlanta-based law firm, since September 2014 and General Counsel and Managing Director of Equicorp Partners, LLC, an Atlanta-based private investment and advisory firm, since January 2006. From February 2001 to December 31, 2005, Mr. Tanenbaum served as Senior Vice President, General Counsel and Corporate Secretary for AFC Enterprises, Inc., a franchisor and operator of quick-service restaurants. From June 1996 to February 2001, Mr. Tanenbaum was a shareholder in Cohen Pollock Merlin Axelrod & Tanenbaum, P.C., an Atlanta, Georgia law firm, where he represented corporate clients in connection with mergers and acquisitions and other commercial transactions. He currently serves as a director of Designer Brands Inc. and Newman's Own, Inc. Mr. Tanenbaum holds a bachelor’s degree from the Wharton School of Finance & Commerce at the University of Pennsylvania and a J.D. from the University of Virginia School of Law.

Mr. Tanenbaum’s legal background and services as general counsel of a public company provide our Board of Directors with valuable board governance experience.

Non-Independent Directors Not Standing for Election

Andrew M. Murstein has served as our President since our inception in 1995 and as our Chief Executive Officer since January 31, 2026. Mr. Murstein has served as our director since October 1997. He also currently serves and has previously served as an officer and director of some of our wholly owned subsidiaries. Mr. Murstein previously served as the Vice Chairman and Secretary of Sports Properties Acquisition Corp. Mr. Murstein received a B.A. in economics, cum laude, from Tufts University and an M.B.A. in finance from New York University. Mr. Murstein currently serves on the board of the public benefit corporation Javits Center in New York City. Andrew Murstein is the son of our Executive Chairman of the Board of Directors, Alvin Murstein, and the son-in law of David Rudnick, one of our directors.

Mr. Murstein brings to our Board of Directors over 30 years of experience in the ownership, management, and financing of commercial businesses and taxicab medallions. He has deep knowledge of our Company and its business, having served as our President since our inception in 1995 and on our Board of Directors since 1997.

David L. Rudnick has served as our director since February 1996. Mr. Rudnick serves as President of Rudco Properties, Inc., a real estate and private equity investment and management firm. Mr. Rudnick served as President of Rudco Industries, Inc., an international manufacturer of machine readable documents, from 1963 to 1986. Mr. Rudnick previously served as President of the Financial Stationers Association and a director of West Side Federal Savings & Loan Association, the nation’s largest savings and loan association at the time of his directorship, and is now part of Citibank, and Chelsea National Bank, which is now Modern Bank. Mr. Rudnick received an A.B. with honors in economics from Harvard University and an M.B.A. from Columbia University Graduate School of Business. Mr. Rudnick is Andrew M. Murstein’s father-in-law.

Mr. Rudnick brings investment and executive management skills to our Board of Directors. He also has deep knowledge of our Company and its business, having served on our Board of Directors since 1996.

Executive Officers Who Are Not Directors

Anthony N. Cutrone has served as our Executive Vice President and Chief Financial Officer since January 2022. Prior to that he served as our Director of Finance of the Company since May 2021 and previously served as our Assistant Controller, Director of Finance, Accounting and Tax, and the Manager of Accounting from October 2007 through September 2020. From October 2020 through May 2021, Mr. Cutrone served as a Corporate Controller of Triplepoint Capital, LLC, a publicly traded investment company. From March 2004 to October 2007, he served as a Manager at Charles A. Barragato & Co., LLP (BDO USA, LLP). Prior to that, he served as an Audit Senior of BDO Seidman, LLP from October 2001 to March 2004. Mr. Cutrone is a certified public accountant, and received a Bachelor of Business Administration in accounting from Hofstra University.

D. Justin Haley has served as the President of Medallion Bank since January 2026. Prior to that, he served as Medallion Bank’s Executive Vice President and Chief Financial Officer from April 2021 through January 2026, Chief Operating Officer from June 2015 through March 2021 and the Vice President and General Manager of Medallion Bank’s home improvement lending division, which he started for Medallion Bank. Before joining Medallion Bank in 2011, Mr. Haley was the President of First Mutual Sales Finance, a home improvement lending subsidiary of Washington Federal from February 2008 to October 2008 and was a Vice President of Sales Finance of First Mutual Bank from October 2005 through January 2008, when First Mutual Bank was acquired by Washington Federal. Mr. Haley has a bachelor’s degree in history and an M.B.A. from the University of Washington and is a graduate of the Pacific Coast Banking School. Mr. Haley serves on the Board of Directors for the Utah Association of Financial Services and the National Association of Industrial Bankers.

Thomas J. Munson has served as our Executive Vice President and Chief Credit Officer since April 2017. Mr. Munson joined us in October 2012 as Vice President of Medallion Financial Corp. and Senior Vice President of Medallion Funding LLC and had served as Senior Vice President of Medallion Financial Corp. from March 2015 to April 2017. Prior to joining Medallion, Mr. Munson was a Vice President of Valley National Bank (formerly State Bank of Long Island) in their Middle Market/Commercial Lending Group. Mr. Munson received a B.S. in finance with a minor in economics from The University of Scranton and an MBA from Long Island University.

Donald S. Poulton has served as the Chief Executive Officer since May 2015 and served as the President of Medallion Bank from May 2015 to January 2026. Mr. Poulton joined us in August 2002 as the Chief Lending Officer of Medallion Bank. Prior to joining Medallion Bank, Mr. Poulton served as the Chief Lending Officer and Executive Vice President of American Investment Financial. Mr. Poulton has served on the board of the Utah Microenterprise Loan Fund from 2010 to 2025. Mr. Poulton received a B.S. in finance from the University of Utah.

Samantha K. Rozovsky has served as our Associate General Counsel since May 2018, our Assistant Secretary since June 2021 and our Chief Compliance Officer since August 2025. Prior to joining Medallion, Ms. Rozovsky was an associate at a boutique law firm specializing in general corporate law, as well as intellectual property and employment law. Ms. Rozovsky received a B.A. in english with a minor in art history from Fordham University and a J.D. from Brooklyn Law School.

Jeffrey D. Rudnick has served as Executive Vice President & Director of Alternative Investments since July 2025. Mr. Rudnick joined Medallion Financial Corp. in February 2011, serving first as the Director of Alternative Investments and then Senior Vice President & Director of Alternative Investments starting in February 2021. Prior to joining Medallion, Mr. Rudnick served as Senior Vice President at Rudco Properties from September 1994 to January 2005, as a Managing Director at Dune Capital from January 2005 to December 2008 and as Vice President – Real Estate at the family office of Paul Tudor Jones from January 2010 to November 2010. Mr. Rudnick received a B.A. from Duke University, an MBA from NYU-Leonard N. Stern School of Business, and an MS Real Estate from NYU-Schack Institute of Real Estate.

Marisa T. Silverman has served as our General Counsel since March 2015, as our Chief Compliance Officer from March 2015 until August 2025, as our Secretary since August 2019, and as Executive Vice President since February 2023. Ms. Silverman joined us in November 2004 serving first as Legal Intern and as Assistant General Counsel beginning in September 2005. Ms. Silverman received a B.A. in political science from Bard College and a J.D. from St. John’s University School of Law.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

This Compensation Discussion and Analysis (“CD&A”) describes the Company’s executive compensation programs for the year ended December 31, 2025. Medallion Financial Corp. is a smaller reporting company and, therefore is not required to provide a CD&A. However, the Company has provided the information herein with a goal of transparency to investors in order to provide additional context regarding our executive pay programs and decisions. Positions disclosed for our NEOs reflect changes to each of Messrs. Alvin Murstein's, Andrew Murstein’s, Poulton’s and Haley’s title(s) that took effect following the year ended December 31, 2025. Prior to January 31, 2026, (i) Mr. Alvin Murstein served as Chairman and Chief Executive Officer of the Company and (ii) Mr. Andrew Murstein served as the President and Chief Operating Officer of the Company. Prior to January 12, 2026, (i) Mr. Poulton served as the Chief Executive Officer of Medallion Bank and (ii) Mr. Haley served as the Executive Vice President and Chief Financial Officer of Medallion Bank.

Our compensation program is designed to attract, motivate, reward and retain the colleagues who lead our business. In particular, this CD&A explains how the Compensation Committee made 2025 compensation decisions for the following named executive officers (“NEOs”):

Name	Position
Alvin Murstein	Executive Chairman and Director
Andrew M. Murstein	President, Chief Executive Officer, Chief Operating Officer and Director
Anthony N. Cutrone	Executive Vice President and Chief Financial Officer
Donald S. Poulton	Chief Executive Officer of Medallion Bank
D. Justin Haley	President of Medallion Bank

Our Business

The Company is a specialty finance company whose focus and growth have been our consumer finance and commercial lending businesses operated by Medallion Bank and Medallion Capital, Inc., our two main operating subsidiaries. Medallion Bank is a wholly-owned subsidiary that originates consumer loans for the purchase of recreational vehicles, boats, collector cars, and home improvements, and provides loan origination and other services to fintech partners. Medallion Capital, Inc. is a wholly-owned subsidiary that originates commercial loans through its mezzanine financing business.

2025 – Focused Operating Approach and Solid Performance

The Company's 2025 fiscal year marked a year of solid performance across our core financial metrics and operating segments, as the Company increased net interest income, net income, originations, and portfolio size. Additionally, in 2025, the Company increased its quarterly dividend to $0.12 per share, and repurchased 108,351 shares of Common Stock at an average price of $9.10 per share for a total of $1.0 million. Net book value per share at year-end was $17.53, up 10% from $16.00 a year ago. The Company’s focused operating approach and its ongoing commitment to prudent growth have positioned the Company to build on this performance and continue delivering consistent, favorable risk-adjusted returns for our shareholders.

Financial highlights of the Company for the fiscal year ended December 31, 2025 included:

•
Net income attributable to shareholders was $43.0 million, or $1.78 per share, increasing 20% from $35.9 million in the prior year.
•
Net interest income grew 7% to $216.9 million from $202.5 million in the prior year.
•
Loan originations grew to $1.505 billion, compared to $1.043 billion in the prior year, and included $771.6 million of strategic partnership loan originations in the current year, compared to $203.6 million in the prior year.
•
The loan portfolio, including loans held for sale, was $2.567 billion, increasing 3% from $2.491 billion a year ago.

Say on Pay Vote and Shareholder Engagement

Our shareholders voted on a non-binding advisory resolution regarding the compensation of the NEOs at the 2025 Annual Meeting of Shareholders. We, the Board of Directors and the Compensation Committee pay careful attention to feedback received from shareholders regarding executive compensation, including the non-binding advisory vote.

The Company received shareholder support for our non-binding advisory resolution of 85.4% at our 2025 Annual Meeting of Shareholders, an increase from 74.1% at our 2024 Annual Meeting of Shareholders. We value shareholder feedback and encourage shareholders to provide feedback on our executive compensation practices. We maintain open lines of communication with our shareholders and are proactive in responding appropriately to all shareholder inquiries regarding various aspects of our business, including executive compensation. We have designed incentive programs to better align with market, orient and drive behavior among our executives, motivate and reward executive performance, and align our programs with shareholder interests. In response to shareholder feedback and our comprehensive review of our compensation programs, we implemented a scorecard approach with pre-defined performance goals and payout ranges for our annual incentive plan and introduced performance-based equity awards in 2023 to further align our compensation program with shareholder interests.

Compensation Best Practices

Our executive compensation programs are designed to protect and advance shareholder interests, align executive incentives with Company performance, promote a culture of integrity and accountability, and support long-term value creation. The following summarizes the key compensation best practices that reflect those principles.

•
Performance-Based Compensation – A significant portion of our executive compensation is performance-based, delivered through annual cash incentives and long-term equity awards.
•
Stock Ownership Guidelines – We require our executives, including our NEOs, and directors to maintain meaningful ownership of Company shares. (See page 34 for a description of our policy.)
•
Compensation Recoupment Policy – We have adopted an amended and restated compensation recoupment policy that requires the Company the recovery of erroneously awarded incentive compensation in the event of a financial restatement. (See page 34 for a description of our policy.)
•
Independent Compensation Advisor – The Compensation Committee engaged an independent compensation consultant to provide objective advice on executive compensation matters.
•
Code of Ethical Conduct and Insider Trading Policy – We maintain policies, including a Code of Ethical Conduct and Insider Trading Policy and a Code of Ethical Conduct for Senior Financial Officers, that prohibit directors, officers and employees, and the Company, from engaging in certain transactions involving Company securities, including, short sales, derivative transactions, hedging and margin purchases.
•
No Repricing of Stock Options without Shareholder Approval – We have not repriced stock options and will not do so without shareholder approval.
•
No Dividends/Dividend Equivalents on Unvested Awards – We do not pay dividends or dividend equivalents on unvested equity awards. Dividends on restricted stock, if any, are accrued and paid only upon vesting and remain subject to forfeiture. Similarly, dividend equivalents on performance units are accrued and paid only if and when the underlying awards are earned and vested, and remain subject to forfeiture.

EXECUTIVE COMPENSATION PROGRAM AND PAY DECISIONS

The primary objective of our compensation program is to establish compensation levels that enable us to attract, retain and reward named executive officers who contribute to our long-term success, to tie annual and long-term incentives to the achievement of measurable corporate, business unit, and individual performance objectives, and to align executives’ incentives with shareholder value creation.

Principal Elements of Pay

Our executive compensation program emphasizes performance-based (i.e., variable) pay and provides competitive total compensation packages within our industry. The three primary components of our compensation program are base salary, annual cash incentives and long-term equity incentive awards. Each of these elements serves a specific purpose in our compensation strategy.

Element	Form	Purpose/Description
Base Salary	Cash	We pay a competitive base salary rate to attract and retain highly skilled executive talent.
Short-Term Incentive	Cash	We provide variable short-term cash incentives that are designed to motivate and reward attainment of specific goals relative to our annual business plans and objectives.
Long-Term Incentive	Equity (typically a 50-50 mix of restricted stock and performance stock units to named executive officers)

We provide long-term incentives in the form of restricted stock and performance stock units to named executive officers to align their interests with those of our shareholders and incentivize them to enhance shareholder value.

BENCHMARKING AND PEER GROUP

The Compensation Committee periodically asks Meridian, its independent compensation advisor, to benchmark our executive compensation program and pay levels against our compensation peer group. Due to our unique business model, there is a limited number of direct peers in related industries. We selected the peer companies with attributes like the Company, including (i) industry, (ii) business mix (i.e., consumer finance and specialty finance), (iii) size (assets) and (iv) business competition. While peer group and compensation data are useful guides for comparative purposes, we do not target compensation to a particular benchmark level. We believe the Compensation Committee’s judgment is essential in determining NEO compensation and evaluating Company and individual performance.

In December 2023, the Compensation Committee approved the following 15 company peer group, which served as a reference for the 2025 pay decisions:

Arrow Financial Corporation	Old Market Capital Corporation (1)(2)
Consumer Portfolio Services, Inc.	Oportun Financial Corporation
CURO Group Holdings Corp. (1)	PRA Group Inc.
EZCORP, Inc.	Regional Management Corp.
FinWise Bancorp	The Bancorp, Inc.
LendingTree, Inc.	Willis Lease Finance Corporation
Metropolitan Bank Holding Corp.	World Acceptance Corporation
MoneyLion Inc. (1)
(1)
This entity no longer exists as a standalone publicly traded company and therefore is not included going forward.
(2)
Previously named Nicholas Financial, Inc.

2025 Total Compensation Components and Pay Decisions

Base Salary

We provide our NEOs with base salary to compensate them for serving in their respective roles during the fiscal year. While salaries are reviewed each year, they may not necessarily change if market and/or responsibilities have not changed.

In 2025, the Compensation Committee increased base salaries for all our NEOs except for Andrew Murstein, and the increase was ratified by the Board of Directors.

The table below illustrates the continuity in NEO base salary from 2024 to 2025.

Name and Principal Position	2024 Salary ($)	2025 Salary ($)	Increase (%)
Alvin Murstein Executive Chairman and Director	926,324	954,000	3%
Andrew M. Murstein President, Chief Executive Officer, Chief Operating Officer, and Director	1,084,164	1,084,164	—%
Anthony N. Cutrone Executive Vice President and Chief Financial Officer	393,750	406,000	3%
Donald S. Poulton Chief Executive Officer of Medallion Bank	472,500	487,000	3%
D. Justin Haley President of Medallion Bank	349,440	360,000	3%

Annual Short Term Incentive Plan

The Annual Short Term Incentive Plan (the “STI Plan”) is an annual cash incentive program that provides our NEOs the opportunity to receive an annual cash award based on the achievement of predetermined financial and operational goals. The STI Plan is designed to:

•
enable the Company and its subsidiaries to attract, retain, motivate and reward the best qualified executive officers and key employees;
•
focus executives and key employees on performance metrics that align with the Company’s financial and strategic goals and objectives;
•
link short-term pay to the Company’s annual financial performance;
•
put a meaningful portion of compensation at risk based on the Company’s success; and
•
align executive performance with the long-term interests of our shareholders.

In 2025, the Compensation Committee set each NEO’s target incentive (expressed as a percentage of base salary) accounting for competitive market data derived from our peer group and the NEO’s position, experience, role, responsibilities, and performance:

Named Executive Officer	Target Incentive (% of Base Salary)
Alvin Murstein	87%
Andrew M. Murstein	165%
Anthony N. Cutrone	125%
Donald S. Poulton	125%
D. Justin Haley	100%

Depending on achieved performance, each NEO may earn between 0% and 200% of their respective target incentive.

For 2025, the Compensation Committee approved 2025 performance goals across three categories (corporate, strategic, and segment) to ensure a comprehensive and balanced assessment of Company and individual performance. The Compensation Committee selected the following performance metrics, which measure operational success, correlate with shareholder value, and drive desired management behavior. The applicable metrics and weights vary by each NEO:

		2025 Goals
Category	Performance Measure	Threshold (50%)	Target (100%)	Stretch (200%)
Corporate	Medallion Financial Corp. Earnings (Net Income Attributable to Shareholders) (in millions)	$24.08	$34.40	$51.60
	Medallion Financial Corp. Diluted Earnings Per Share	$0.99	$1.41	$2.12
	Medallion Financial Corp. Return on Shareholders’ Equity	6.36%	9.09%	13.64%
	Medallion Financial Corp. Asset Growth	3.94%	4.63%	5.32%
Strategic Goals	Taxi Medallion Portfolio Cash Received (in millions)	$5.95	$8.50	$11.05
	Medallion Bank Segment Metrics – Medallion Bank Return on Assets	2.06%	2.57%	3.08%
Segment Results	Medallion Bank Total Net Income (in millions)	$45.71	$65.30	$84.89
	Medallion Bank Return on Assets	2.06%	2.57%	3.08%

The following tables present each NEO’s 2025 STI Plan scorecard metrics, weights, targets and results:

Alvin Murstein, Executive Chairman of the Board of Directors:

			2025 Goals	2025 Performance
Category	Performance Measure	Weight	Target (100%)	Result	% of Target Incentive Earned
Corporate	Medallion Financial Corp. Earnings (Net Income Attributable to Shareholders) (in millions)	20%	$34.40	$43.04	150.2%
	Medallion Financial Corp. Diluted Earnings Per Share	20%	$1.41	$1.78	152.1%
	Medallion Financial Corp. Return on Shareholders’ Equity	20%	9.09%	11.06%	143.3%
	Medallion Financial Corp. Asset Growth	20%	4.63%	3.03%	0.0%
Strategic Goals	Taxi Medallion Portfolio Cash Received (in millions)	20%	$8.50	$13.61	200.0%
	Weighted % of Target Incentive Earned				129.13%

Andrew M. Murstein, President, Chief Executive Officer and Chief Operating Officer:

			2025 Goals	2025 Performance
Category	Performance Measure	Weight	Target (100%)	Result	% of Target Incentive Earned
Corporate	Medallion Financial Corp. Earnings (Net Income Attributable to Shareholders) (in millions)	20%	$34.40	$43.04	150.2%
	Medallion Financial Corp. Diluted Earnings Per Share	20%	$1.41	$1.78	152.1%
	Medallion Financial Corp. Return on Shareholders’ Equity	20%	9.09%	11.06%	143.3%
	Medallion Financial Corp. Asset Growth	20%	4.63%	3.03%	0.0%
Strategic Goals	Medallion Bank Segment Metrics – Medallion Bank Return on Assets	20%	2.57%	2.84%	152.9%
	Weighted % of Target Incentive Earned				119.72%

Anthony N. Cutrone, Executive Vice President and Chief Financial Officer:

			2025 Goals	2025 Performance
Category	Performance Measure	Weight	Target (100%)	Result	% of Target Incentive Earned
Corporate	Medallion Financial Corp. Earnings (Net Income Attributable to Shareholders) (in millions)	35%	$34.40	$43.04	150.2%
	Medallion Financial Corp. Diluted Earnings Per Share	25%	$1.41	$1.78	152.1%
	Medallion Financial Corp. Return on Shareholders’ Equity	20%	9.09%	11.06%	143.3%
	Medallion Financial Corp. Asset Growth	20%	4.63%	3.03%	0.0%
	Weighted % of Target Incentive Earned				119.27%

Donald S. Poulton, Chief Executive Officer of Medallion Bank and D. Justin Haley, President of Medallion Bank:

			2025 Goals	2025 Performance
Category	Performance Measure	Weight	Target (100%)	Result	% of Target Incentive Earned
Corporate	Medallion Financial Corp. Earnings (Net Income Attributable to Shareholders) (in millions)	25%	$34.40	$43.04	150.2%
	Medallion Financial Corp. Return on Shareholders’ Equity	25%	9.09%	11.06%	143.3%
Segment Results	Medallion Bank Total Net Income (in millions)	25%	$65.30	$72.19	135.2%
	Medallion Bank Return on Assets	25%	2.57%	2.84%	152.9%
	Weighted % of Target Incentive Earned				145.41%

Based on each executive’s scorecard result, the Compensation Committee approved the payouts set forth in the table below.

Named Executive Officer	Target Incentive (% of Base Salary)	Performance Results (% of Target)	Actual Payout ($)
Alvin Murstein	87%	129.13%	$1,071,740
Andrew M. Murstein	165%	119.72%	$2,141,577
Anthony N. Cutrone	125%	119.27%	$605,290
Donald S. Poulton	125%	145.41%	$885,186
D. Justin Haley	100%	145.41%	$523,477

Long-Term Incentive Compensation

In 2025, the Compensation Committee set the target long-term incentive (“LTI”) expressed as a percentage of base salary, considering competitive market data from our peer group and each NEO’s position, experience, role and responsibilities, and performance. Except for Andrew M. Murstein, each NEO’s target LTI value was allocated equally between time-based restricted stock awards and performance-based stock units (“PSUs”). In 2025, Andrew M. Murstein's target LTI opportunity emphasized performance-based compensation, with two-thirds allocated as performance-based PSUs and one-third as time-based restricted stock awards.

Named Executive Officer	Target Incentive (% of Base Salary)	Value of Target Incentive	Number of 2025 Restricted Stock Awards	Target Number of 2025 Performance Stock Units
Alvin Murstein	43%	$398,319	23,514	23,514
Andrew M. Murstein	221%	$2,396,002	94,451	188,902
Anthony N. Cutrone	125%	$492,188	29,055	29,055
Donald S. Poulton	125%	$590,625	34,866	34,866
D. Justin Haley	100%	$349,440	20,628	20,628

We granted these awards to align the interests of our NEOs with those of our shareholders and incentivize executives to enhance shareholder value.

The time-based restricted stock awards vest ratably over three years, subject to continued employment. NEOs receive shareholder rights, including voting rights, although any dividends are subject to the same vesting conditions as the underlying awards.

PSUs are subject to two equally weighted performance goals over the three-year performance period ending on December 31, 2027: (i) cumulative pre-tax income (“PTI”) and (ii) average return on stockholders’ equity (“ROE”). The Compensation Committee believes these metrics appropriately reflect the Company's performance and its ability to deliver long-term shareholder value.

Based on performance, each NEO may earn between 0% and 200% of the target, with no payout for any metric if threshold performance is not achieved. The number of PSUs that vest at the end of the performance period will be settled in an equivalent number of shares of common stock.

To receive a payout, NEOs are generally required to remain employed through the end of the performance period and until the Compensation Committee certifies the level of achieved performance and corresponding payouts.

The table below shows threshold, target, and maximum performance goals for each measure along with the related payout percentages. Payouts for performance between these levels are determined on a linear interpolation basis.

Performance Level	3-Year Cumulative PTI (in thousands)	3-Year Average ROE	PSUs Earned (% of Target)
	50% Weight	50% Weight
Maximum	$269,100	13.65%	200.00%
Target	$207,000	10.50%	100.00%
Threshold	$144,900	7.35%	50.00%
Below Threshold	<$144,900	<7.35%	—%

The PSUs granted in April 2023 (“2023 PSUs”) were subject to two equally weighted performance metrics over the three-year performance period ending on December 31, 2025: (i) cumulative PTI and (ii) average ROE. As of March 10, 2026, the Compensation Committee certified a final payout for the 2023 PSUs at 193.28% of target. The table below presents the applicable performance goals, actual results as of December 31, 2025, and the resulting PSUs earned based on this certification.

Performance Metric	Below Threshold	Threshold (70% of Target)	Target	Maximum (130% of Target)	Actual Results as of December 31, 2025	Weight	PSUs Earned upon Certification (% of Target)
3-Year Cumulative PTI (in thousands)	<$109,900	$109,900	$157,000	$204,100	$228,857	50.00%	200.00%
3-Year Average ROE (in thousands)	<7.00%	7.00%	10.00%	13.00%	12.60%	50.00%	186.55%
							193.28%

Benefits

The Company provides benefits and perquisites to NEOs. NEOs participate in the same benefit programs as all other employees.

Employee Benefits: NEOs are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance, in each case on the same basis as other employees.

401(k) Investment Plan: Since 1996, we have maintained our 401(k) Investment Plan. Our 401(k) Investment Plan covers all our full- and part-time employees who have attained the age of 18 and have a minimum of 30 days of service. Under the 401(k) Investment Plan, an employee may elect to defer not less than 1.0% of his or her total annual compensation, up to the applicable limits set forth in the Code. Employee contributions are invested in various mutual funds, according to the direction of the employee. Once eligible full-time employees have completed a minimum of 90 days of service and part-time employees have worked at least 1,000 hours, we match employee annual contributions to the 401(k) Investment Plan in an amount equal to 50% of the of the first 8% of an employee’s annual contributions, subject to legal limits.

Perquisites: We provide certain contractual perquisites to our NEOs. The Compensation Committee believes that the perquisites are reasonable and consistent with market practice in attracting and retaining highly talented executive officers. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.

All of our NEOs, other than Anthony N. Cutrone and D. Justin Haley, receive a monthly car allowance, as specified in their employment agreements. In addition, in 2025 we reimbursed Messrs. Alvin Murstein and Andrew M. Murstein each for incurred incidental automobile costs such as parking and car insurance. In addition, in accordance with his employment agreement, we provided Mr. Alvin Murstein with a country club membership and reimbursed related expenses and long-term care insurance for Mr. Alvin Murstein and his spouse. We believe that the perquisites provided for Messrs. Murstein reflect their roles and contributions to our overall organization. Attributed costs of the personal benefits for the NEOs for the fiscal year ended December 31, 2025 are included in the column titled “All Other Compensation” of the Summary Compensation Table on page 37.

Employment Agreements: We enter into employment agreements with executive officers only when necessary to attract or retain exceptional personnel.

Our NEO employment agreements, approved by the Compensation Committee, include change-in-control and severance provisions (as more fully described starting on page 38) designed to ensure their continued focus and objectivity during potential strategic transactions. These provisions help ensure that, if NEOs participate in evaluating or negotiating a potential change-in-control, they can act in the best interests of the Company and its shareholders without concern about their role or financial security. Quantification of these benefits, appear under “Executive Compensation – Potential Payments Upon Termination or Change-in-Control” starting on page 42.

ROLES OF THE COMPENSATION COMMITTEE, MANAGEMENT AND CONSULTANTS

Role of Compensation Committee

The Compensation Committee of the Board of Directors is responsible for evaluating and determining the compensation of our NEOs and our directors. This includes oversight of the executive compensation program for the CEO and other executive officers, including base salary, annual incentive, equity compensation, and other benefits and perquisites. The Compensation Committee is comprised solely of independent directors and regularly meets in executive sessions without management. The full Board of Directors typically ratifies the Compensation Committee’s determination of NEO compensation.

The Compensation Committee has the sole authority and resources to obtain advice and assistance from internal and external legal and compensation consultants.

Role of Management

Our President and Chief Financial Officer, with the assistance of our human resources department, compile and provide information, make recommendations for the Compensation Committee’s consideration, and assist in the management and administration of our executive and other benefit plans. Their responsibilities may include the following:

•
Recommending pay levels and equity grants and incentive awards for our other officers;
•
Recommending changes to ensure that our compensation programs remain competitive and aligned with our objectives; and;
•
Providing information to the Compensation Committee, including but not limited to, information concerning (1) Company and individual performance, (2) the attainment of our strategic objectives, (3) the Common Stock ownership of each executive and his or her stock option and restricted stock holdings, (4) equity compensation plan dilution, and (5) peer group compensation and performance data.

Our NEOs may attend Compensation Committee meetings, at its request, but do not participate in meetings where their compensation is deliberated or approved.

Role of Compensation Consultant

The Compensation Committee has the authority to retain a compensation consultant to advise on executive compensation matters. For 2025, the Compensation Committee engaged Meridian as an independent advisor to the Committee. During 2025, Meridian provided advice and counsel to the Compensation Committee related to emerging trends, executive pay decisions and other matters related to executive compensation. Meridian reported directly to the Compensation Committee and attended meetings, including executive session, at the request of the Compensation Committee Chair. Meridian provided no other services to the Company. The Compensation Committee has reviewed Meridian’s services and determined that Meridian is independent.

POLICIES AND PRACTICES

Stock Ownership Guidelines

The Company’s Stock Ownership Guidelines seek to align the long-term financial interests of our executive officers and Board of Directors with the interests of our shareholders, promote our commitment to sound corporate governance and demonstrate our executive officers’ and directors’ commitment to the Company. Our Stock Ownership Guidelines apply to all executive officers and non-employee directors. An executive officer’s or director’s stock ownership guidelines are determined as a multiple of such individual’s annual base salary or cash retainer, respectively, as follows:

Position	Value of Shares
Tier 1 Executives (1)	5x Annual Base Salary
Tier 2 Executives (2)	2x Annual Base Salary
Tier 3 Executives (3)	1x Annual Base Salary
Non-Employee Directors	5x Annual Cash Retainer (4)
(1)
Tier 1 Executives includes the Chief Executive Officer and President of the Company.
(2)
Tier 2 Executives includes the other named executive officers of the Company.
(3)
Tier 3 Executives includes the other executive officers of the Company who are not serving on the Board of Directors.
(4)
Prior to June 11, 2025, non-employee directors were required to maintain 3x the annual cash retainer.

Shares that count towards the satisfaction of the Company’s Stock Ownership Guidelines include shares owned outright by an executive officer or director, or jointly with, or separately by, the individual’s immediate family members residing in the same household, time-based vesting restricted shares or restricted stock units, whether or not vested, and vested but unexercised in-the-money stock options. Fifty percent of the net shares (shares received after tax withholding and any shares retained to satisfy transaction costs) of Company stock received as an equity award from the Company must be held until an executive officer or director has complied with the Company’s Stock Ownership Guidelines. As of March 31, 2026, all officers and directors are in compliance with the Company’s Stock Ownership Guidelines other than Mr. Jeffrey Rudnick and Ms. Samantha Rozovsky, both of whom were made executive officers in the third quarter of 2025.

Compensation Recoupment (Clawback) Policy

The Company’s Amended and Restated Compensation Recoupment Policy seeks to promote a culture of risk mitigation, integrity and accountability and is intended to comply with the requirements of Section 10D of the Securities Exchange Act of 1934 and Rule 10D-1 thereunder and Nasdaq Listing Rule 5608. Under the Amended and Restated Compensation Recoupment Policy, in the event of certain accounting restatements, the Compensation Committee is required to promptly determine the amount(s) of erroneously awarded compensation received by each covered executive in connection with such accounting restatement and promptly provide such executive with a written notice containing the amount of erroneously awarded compensation and a demand for repayment or return of such erroneously awarded compensation. Each executive officer of the Company, including our NEOs and former executive officers, is considered a covered executive for the Amended and Restated Compensation Recoupment Policy.

The Compensation Committee administers the Amended and Restated Compensation Recoupment Policy and has the authority to interpret and implement the terms of such policy, correct any defect, supply any omission and reconcile any inconsistency in such policy, and make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the policy and to comply with applicable law and stock market or exchange rules and regulations.

The Company’s Amended and Restated Compensation Recoupment Policy was filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 on March 7, 2024.

No such accounting restatement has occurred since the adoption of the Amended and Restated Compensation Recoupment Policy.

Hedging Policy

The Company’s Code of Ethical Conduct and Insider Trading Policy prohibits any officers or directors of the Company or its subsidiaries, its other employees, consultants, contractors, and investment advisors, as well as members of such persons’ immediate families and personal households (“Covered Persons”) from engaging in short sales of the Company’s securities and margin purchases. Covered Persons are also prohibited from investing in Company-based derivative securities, which includes (without limitation) trading in Company-based put or call option contracts, trading in straddles and the like, but does not include holding and exercising stock options or other derivative securities granted under the Company’s stock incentive plans.

Policies and Practices Related to Timing of Equity Grants

Typically, in the first quarter of each year (usually in February), the Compensation Committee approves the grant of annual equity-based awards to the NEOs. The grant date for these awards is normally the date of the Compensation Committee meeting at which they were approved. In some instances, the Compensation Committee approves the grant of equity-based awards in connection with new hires, promotions or for other reasons as an incentive to attract or retain certain employees. We have no intention, plan or practice to select annual grant dates for equity-based awards in coordination with the release of material non-public information or to time the release of such information because of award dates. If the Compensation Committee becomes aware of material nonpublic information prior to granting stock options, the Compensation Committee will take the existence of such information into consideration in determining whether to delay the grant of stock options. During the year ended December 31, 2025, the Company did not grant stock options to any NEO during any period beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Form 8-K that disclosed any material non-public information.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Allan J. Tanenbaum, Chair

John Everets

Robert M. Meyer

Summary Compensation Table

The following table sets forth certain compensation paid, awarded or earned by (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) each of our next three most highly compensated executive officers, collectively the NEOs, for the fiscal years ended December 31, 2025, 2024, and 2023. As previously noted, positions disclosed for our NEOs under “Executive Compensation - Compensation Discussion and Analysis” reflect changes to each of Messrs. Alvin Murstein's, Andrew Murstein’s, Poulton’s and Haley’s title(s) that took effect following the year ended December 31, 2025.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Nonequity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Alvin Murstein	2025	954,000	398,327	1,071,740	149,751	(2)	2,573,818
Executive Chairman	2024	926,324	398,319	1,154,750	152,952		2,632,345
and Director	2023	926,324	398,319	1,611,804	142,058		3,078,505
Andrew M. Murstein	2025	1,084,164	2,400,000	2,141,577	90,446	(3)	5,716,187
President, Chief Executive Officer,	2024	1,084,164	1,788,872	2,052,946	72,738		4,998,720
Chief Operating Officer and Director	2023	1,084,164	1,788,875	3,543,667	72,232		6,488,938
Anthony N. Cutrone	2025	406,000	492,192	605,290	11,750	(4)	1,515,232
Executive Vice President	2024	393,750	492,188	611,459	11,500		1,508,897
and Chief Financial Officer	2023	393,750	468,755	984,375	11,250		1,858,130
Donald S. Poulton	2025	486,999	590,630	885,186	27,324	(5)	1,990,139
Chief Executive Officer of Medallion Bank	2024	472,500	590,625	501,297	27,250		1,591,672
	2023	472,500	562,498	1,162,462	25,560		2,223,020
D. Justin Haley	2025	355,600	349,438	523,477	14,287	(6)	1,242,802
President of Medallion Bank	2024	349,440	349,440	296,590	13,934		1,009,404
	2023	342,507	216,316	687,764	13,614		1,260,201
(1)
This amount is the aggregate grant date fair value of restricted stock awards (“RSAs”) and performance stock units (“PSUs”) with respect to the fiscal years ended December 31, 2025, December 31, 2024, and December 31, 2023 computed in accordance with FASB ASC Topic 718. See Note 8 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for all assumptions made in the valuation. The fair value of each RSA and PSU is determined on the award date by the closing market price of the Company’s Common Stock, par value $0.01 per share, on the award date.

In 2025, Messrs. Alvin Murstein, Cutrone, Poulton and Haley were granted a 50-50 mix of RSAs and PSUs and Mr. Andrew Murstein was granted a mix of one-third RSAs and two-thirds PSUs, having the following grant date fair values: Mr. Alvin Murstein, $199,164 (RSAs) and $199,164 (PSUs); Mr. Andrew Murstein, $800,000 (RSAs) and $1,600,000 (PSUs); Mr. Cutrone, $246,096 (RSAs) and $246,096 (PSUs); Mr. Poulton, $295,315 (RSAs) and $295,315 (PSUs); and Mr. Haley, $174,719 (RSAs) and $174,719 (PSUs). The value of PSUs assumes an achievement level at target. The actual number and value of PSUs, if any, that may be earned may range from 0% to 200% of the target number of units, based on the Company’s PTI and ROE over a three-year performance period ending December 31, 2027, with such PSUs vesting upon certification by the Compensation Committee of the level of achievement following December 31, 2027. Vesting is also contingent upon the continued employment of the executive through the Compensation Committee’s certification date, or as otherwise provided in the applicable award agreement. The aggregate grant date fair value of PSUs assuming the achievement of the highest level of performance conditions is $398,327 for Mr. Alvin Murstein, $3,200,000 for Mr. Andrew Murstein, $492,192 for Mr. Cutrone, $590,630 for Mr. Poulton, and $349,438 for Mr. Haley.

In 2024, Messrs. Alvin Murstein, Andrew Murstein, Cutrone, Poulton and Haley were granted a 50-50 mix of RSAs and PSUs having the following grant date fair values: Mr. Alvin Murstein, $199,160 (RSAs) and $199,160 (PSUs); Mr. Andrew Murstein, $894,436 (RSAs) and $894,436 (PSUs); Mr. Cutrone, $246,094 (RSAs) and $246,094 (PSUs); Mr. Poulton, $295,313 (RSAs) and $295,313 (PSUs); and Mr. Haley, $174,720 (RSAs) and $174,720 (PSUs). The value of PSUs assumes an achievement level at target. The actual number and value of PSUs, if any, that may be earned may range from 0% to 200% of the target number of units, based on the Company’s PTI and ROE over a three-year performance period ending December 31, 2026, with such PSUs vesting upon certification by the Compensation Committee of the level of achievement following December 31, 2026. Vesting is also contingent upon the continued employment of the executive through the Compensation Committee’s certification date, or as otherwise provided in the applicable award agreement. The aggregate grant date fair value of PSUs assuming the achievement of the highest level of performance conditions is $398,319 for Mr. Alvin Murstein, $1,788,872 for Mr. Andrew Murstein, $492,188 for Mr. Cutrone, $590,625 for Mr. Poulton, and $349,440 for Mr. Haley.

In 2023, Messrs. Alvin Murstein, Andrew Murstein, Cutrone, Poulton and Haley were granted a 50-50 mix of RSAs and PSUs having the following grant date fair values: Mr. Alvin Murstein, $199,156 (RSAs) and $199,163 (PSUs); Mr. Andrew Murstein, $894,440 (RSAs) and $894,435 (PSUs); Mr. Cutrone, $234,377 (RSAs) and $234,378 (PSUs); Mr. Poulton, $281,249 (RSAs) and $281,249 (PSUs); and Mr. Haley, $108,159 (RSAs) and $108,157 (PSUs). The value of PSUs assumes an achievement level at target. The actual number and value of PSUs, if any, that may be earned may range from 0% to 200% of the target number of units, based on the Company’s PTI and ROE over a three-year performance period ending December 31, 2025, with such PSUs vesting upon certification by the Compensation Committee of the level of achievement following December 31, 2025. Vesting is also contingent upon the continued employment of the executive through the Compensation Committee’s certification date, or as otherwise provided in the applicable award agreement. The aggregate grant date fair value of PSUs assuming the achievement of the highest level of performance conditions is $398,325 for Mr. Alvin Murstein, $1,788,870 for Mr. Andrew Murstein, $468,756 for Mr. Cutrone, $562,497 for Mr. Poulton, and $216,314 for Mr. Haley.

(2)
All other compensation for Alvin Murstein for the fiscal year ended December 31, 2025 includes $63,001 for dues, entry fees and all expenses related to a country club membership, which country club dues, entry fees and related expenses were also provided for the fiscal years ended December 31, 2024 and 2023, $13,800 received pursuant to the matching program under our 401(k) Investment Plan, and our aggregate incremental costs attributable to a car lease, garage, car maintenance, car insurance and long-term care insurance premiums paid by us for the benefit of Mr. Murstein and his spouse.
(3)
All other compensation for Andrew M. Murstein for the fiscal year ended December 31, 2025 includes $61,105 for a car lease, $13,800 received pursuant to the matching program under our 401(k) Investment Plan and our aggregate incremental costs attributable to a garage, car insurance and car maintenance.
(4)
All other compensation for Mr. Cutrone for the fiscal year ended December 31, 2025 includes $11,750 received pursuant to the matching program under our 401(k) Investment Plan.
(5)
All other compensation for Mr. Poulton for the fiscal year ended December 31, 2025 includes amounts received as a monthly car allowance and $15,324 received pursuant to the matching program under our 401(k) Investment Plan.
(6)
All other compensation for Mr. Haley for the fiscal year ended December 31, 2025 includes $14,287 received pursuant to the matching program under our 401(k) Investment Plan.

2025 Grants of Plan-Based Awards

		Estimated Future Payouts Under			Estimated Future Payouts Under			All Other	Grant Date Fair
		Non-Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards (2)			Stock Awards:	Value of Stock
Category	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares (#) (2)	and Option Awards ($) (3)
Alvin Murstein	2/13/2025	414,990	829,980	1,659,960	11,757	23,514	47,028	23,514	199,164
Andrew M. Murstein	2/13/2025	894,436	1,788,872	3,577,744	94,451	188,902	377,804	94,451	800,000
Anthony N. Cutrone	2/13/2025	253,750	507,500	1,015,000	14,528	29,055	58,110	29,055	246,096
Donald S. Poulton	2/13/2025	304,375	608,750	1,217,500	17,433	34,866	69,732	34,866	295,315
D. Justin Haley	2/13/2025	180,000	360,000	720,000	10,314	20,628	41,256	20,628	174,719
(1)
These grants were made under the Annual Short Term Incentive Plan.
(2)
These grants were made under the 2018 Equity Incentive Plan.
(3)
This amount is the grant date fair value of restricted stock awards computed in accordance with FASB ASC Topic 718. See Note 8 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for all assumptions made in the valuation.

Narrative Discussion for Summary Compensation Table and 2025 Grants of Plan-Based Awards Table

Description of Plan-Based Awards

Non-Equity Incentive Plan Awards. Each of the non-equity incentive plan awards shown in the table entitled “2025 Grants of Plan Based Awards” was granted under the Annual Short Term Incentive Plan. The material terms of the 2025 non-equity incentive plan awards granted under the Annual Short Term Incentive Plan are described under “Executive Compensation-Compensation Discussion and Analysis” under the section entitled “Annual Short Term Incentive Plan (“STI Plan”).”

Equity Incentive Plan Awards. Each of the equity incentive plan awards shown in the table entitled “2025 Grants of Plan Based Awards” was granted under the 2018 Equity Incentive Plan (the “Plan“). The material terms of the 2025 equity incentive plan awards granted under the Plan are described under “Executive Compensation-Compensation Discussion and Analysis” under the section entitled “Long-Term Incentive Compensation.”

Employment Agreements

In May 1996, Alvin Murstein, our Executive Chairman, and Andrew M. Murstein, our President, Chief Executive Officer and Chief Operating Officer, entered into employment agreements with the Company, which were subsequently amended and restated in May 1998 and were further amended in April 2017 and December 2017. On April 25, 2023, Alvin Murstein notified the Company of his election not to renew the term of his employment pursuant to his employment agreement with the Company. Accordingly, the term of his employment as Chief Executive Officer of the Company will expire on May 28, 2027, unless sooner terminated in accordance with the provisions thereof. In addition, on April 27, 2023, Andrew Murstein entered into an amendment to his employment agreement with the Company. Pursuant to such amendment, effective as of May 29, 2023, (i) the expiration of his then current term of employment shall be revised to end on May 28, 2027, and (ii) on May 29, 2024, and on each May 29 thereafter, such term of employment shall automatically renew each year for a three-year term unless, prior to the end of the first year of the then-applicable three-year term, either Mr. Murstein or the Company provides at least 30 days’ advance notice to the other party of its intention not to renew the then term of employment for a new three-year term, in each case unless such employment term is otherwise terminated pursuant to the terms thereof. Prior to Alvin Murstein’s election to not renew the term of his employment and the effective date of Andrew Murstein’s most recent amendment to his employment agreement with the Company, the agreements for Alvin Murstein and Andrew Murstein provided for a five-year term and automatically renewed each year for a new five-year term unless either party provided notice to the other party of its intention not to extend the term beyond the then-current five-year term.

On October 24, 2025, Mr. Alvin Murstein entered into an amendment to his employment agreement pursuant to which: (i) Mr. Murstein ceased to be the Chief Executive Officer effective as of January 31, 2026 (the “Transition Date”), and became the Executive Chairman of the Board of Directors to serve through May 29, 2027 (the “Term”); (ii) during the period from the Transition Date until the end of the Term (the “Retirement Date”), Mr. Murstein, among other things, will continue to serve as Executive Chairman of the Board of Directors with the Company's expectation that Mr. Murstein will be nominated to serve a new three-year term as a member of the Board of Directors at the 2026 Annual Meeting of Shareholders of the Company and a failure by the Board of Directors to so nominate Mr. Murstein would constitute termination without cause under his employment agreement; (iii) Mr. Murstein will remain an employee of the Company in his role as Executive Chairman of the Board; (iv) Mr. Murstein's compensation shall be determined without regard to the transition to Executive Chairman, provided that, all incentive equity awards that are determined to be granted to Mr. Murstein in respect of calendar years 2025, 2026 and 2027 shall be granted solely in the form of restricted stock and options; and (v) on the Retirement Date (or earlier if termination occurs by reason of death or disability), all outstanding unvested equity awards, other than performance awards, will immediately vest and, if applicable, become exercisable and all outstanding performance awards will remain outstanding until the end of the relevant performance periods and vest and be earned to the extent applicable objects have been met, on a prorated basis for the portion of the performance period that Mr. Murstein was employed.

In addition, on October 24, 2025, Mr. Andrew Murstein entered into an amendment to his employment agreement, pursuant to which Mr. Andrew Murstein became the President, Chief Executive Officer and Chief Operating Officer of the Company, effective as of January 31, 2026, and will remain President, Chief Executive Officer and Chief Operating Officer through the remainder of the employment term.

The agreements provide that Messrs. Murstein’s annual base salary shall be reviewed at least annually and may be increased, but not decreased, by the Compensation Committee from the then-current salary. The agreements also subject Messrs. Murstein to non-competition and non-solicitation obligations during their employment and for one year thereafter. The agreements provide for a severance payment in the event that we terminate their employment without cause (as defined in the agreements) or if they terminate their employment for good reason (as defined in the agreements). The severance payment includes a lump sum payment equal to the average of their salary, bonus and value of fringe benefits for the prior three fiscal years multiplied by the number of full and partial years remaining in the term of employment at the time of termination, payment of any other damages, including legal fees and expenses incurred by the executive as a result of such termination, and acceleration of vesting of any unvested options. The agreements provide that, if payments made to Messrs. Murstein in connection with a change of control of the Company or termination of their employment are subject to an excise tax as excess parachute payments under the Code and if the net amount retained by the executive after the deduction of the excise tax and any income and employment taxes does not exceed 110% of the excise tax threshold, we will reduce the payment so that no portion of the payment is subject to excise tax.

Anthony N. Cutrone, our Chief Financial Officer, entered into an employment agreement with the Company, which became effective on January 1, 2022. The agreement provides for a two-year term and automatically renews each year for a new two-year term, such that there will be a two-year term commencing on January 1st of each year during the term of the agreement, unless either party provides notice to the other party of its intention not to renew the term beyond the then-current two-year term. Under the agreement, Mr. Cutrone is entitled to an annual base salary of $375,000. Mr. Cutrone’s annual base salary shall be reviewed at least annually and may be increased, but not decreased, by the Compensation Committee from the then-current salary. Mr. Cutrone is also eligible to receive a discretionary bonus based on his level of performance and the overall success of the Company on the same basis of similarly situated executives of the Company. The agreement provides for a severance payment subject to Mr. Cutrone’s execution of a release of claims in favor of the Company and its affiliates, in the event that (i) Mr. Cutrone’s employment is terminated by the Company without cause (as defined in the agreement), (ii) Mr. Cutrone's employment is terminated on account of disability, (iii) Mr. Cutrone resigns for good reason (as defined in the agreement), or (iv) upon a change in control (as defined in the agreement), the agreement is not assumed by the successor corporation and Mr. Cutrone is not offered employment on similar terms. Upon such termination other than a termination on account of disability, the severance consists of (i) continued health benefits at the Company’s expense for twelve months following the termination and (ii) a lump sum payment equivalent to fifteen months of Mr. Cutrone’s then base salary, and in addition, all unvested stock options, restricted stock awards or performance share units of Mr. Cutrone will become immediately vested and any forfeiture restrictions will lapse (in the case of performance share units, based on the then determinable performance as of the most recent quarter end prior to the termination for the shorter period, in connection with the pre-established performance objectives). Upon a termination on account of disability, Mr. Cutrone will be entitled to continued base salary payment for three months and continuation of health benefits at the Company’s expense for three months following the termination. Upon a change in control where Mr. Cutrone’s employment agreement is not assumed by the successor corporation and Mr. Cutrone is not offered employment on similar terms, he will be entitled to receive the severance payments and benefits described in connection with a termination without cause or for good reason and the greater of the cash portion of the prior year’s annual bonus or the then current year’s target cash portion of the annual bonus. The agreement also includes non-solicitation obligations during Mr. Cutrone’s employment and for twelve months thereafter.

Donald S. Poulton, the Chief Executive Officer of Medallion Bank, entered into an employment agreement with the Company and Medallion Bank, which became effective on January 1, 2016, and was subsequently amended on January 12, 2026. The agreement provides for a two-year term and automatically renews each year for a new two-year term, such that there will be a two-year term commencing January 1st of each year during the term of the agreement, unless either party provides notice to the other party of its intention not to renew the term beyond the then-current two-year term. Under the agreement, Mr. Poulton was provided with an annual base salary of $325,000 for 2016, with annual increases beginning in 2017 at a rate of no less than 3% of his then existing base salary. Mr. Poulton is also eligible to receive a discretionary bonus, provided, however, that if the return on equity (“ROE”) and return on assets (“ROA”) for Medallion Bank’s consumer lending products are similar to the ROE and ROA for such lines as the average for the 2014 and 2015 fiscal years, Mr. Poulton will receive a minimum bonus of $225,000. The agreement provides for a severance payment subject to Mr. Poulton’s execution of a release of claims in favor of the Company and its affiliates, in the event that (i) Mr. Poulton’s employment is terminated by Medallion Bank/the Company without cause (as defined in the agreement), (ii) Mr. Poulton's employment terminates on account of disability, (iii) Mr. Poulton resigns for good reason (as defined in the agreement), or (iv) upon a change in control (as defined in the agreement), if the agreement is not assumed by the successor corporation and Mr. Poulton is not offered employment on similar terms. Upon such termination other than a termination on account of disability, Mr. Poulton is entitled to a lump sum payment of his base salary for the remaining period in the then-current term and, subject to Mr. Poulton’s execution of a release of claims, severance consisting of (i) continued health benefits at the Company’s expense until the expiration of the then-current term or, if earlier, COBRA continuation coverage and (ii) a lump sum payment equivalent to two weeks’ salary for every year Mr. Poulton was employed, not to exceed three months of his then base salary; in addition, all unvested stock options or restricted shares of Mr. Poulton will become immediately vested and any forfeiture restrictions will lapse. Upon a termination on account of disability, Mr. Poulton will be entitled to continued base salary payment for six months and continuation of health benefits at the Company’s expense for six months following the termination. Upon a change in control where Mr. Poulton’s employment agreement is assumed by the successor corporation or Mr. Poulton is offered employment on similar terms, Mr. Poulton is entitled to receive a lump sum payment representing his base salary for the prior nine months. Upon a change in control where Mr. Poulton’s employment agreement is not assumed by the successor corporation and Mr. Poulton is not offered employment on similar terms, he will be entitled to receive the severance payments and benefits described in connection with a termination without cause or for good reason. The agreement also includes non-competition and non-solicitation obligations during his employment and for 24 months thereafter, except such obligations do not apply following a termination of Mr. Poulton’s employment by Medallion Bank/the Company without cause or by Mr. Poulton for good reason, non-extension of the term by Medallion Bank/the Company or, for certain non-competition obligations, a termination on account of disability.

D. Justin Haley, the President of Medallion Bank, had previously entered into an employment agreement with the Company and Medallion Bank to serve as Medallion Bank’s Chief Operating Officer in 2015, which was subsequently amended and restated to serve as Medallion Bank’s Chief Financial officer, which became effective on January 1, 2021, and was subsequently amended and restated to serve as Medallion Bank's President, which became effective on January 12, 2026. The agreement provides for a two-year term and automatically renews each year for a new two-year term, starting in 2027, such that there will be a two-year term commencing on January1st of each year during the term of the agreement, unless either party provides notice to the other party of its intention not to renew the term beyond the then-current two-year term. Under the agreement, Mr. Haley is entitled to an annual base salary of $430,000, effective January 1, 2026. Mr. Haley’s annual base salary shall be reviewed at least annually and may be increased, but not decreased, from the then-current salary. Mr. Haley is also eligible to receive a discretionary bonus based on his level of performance and the overall success of the Company and of Medallion Bank on the same basis of similarly situated executives of Medallion Bank and the Company. For the 2026 fiscal year, Mr. Haley's target bonus shall be 125% of his base salary. The agreement provides for a severance payment subject to Mr. Haley’s execution of a release of claims in favor of the Company and its affiliates, in the event that (i) Mr. Haley’s employment is terminated by Medallion Bank/the Company without cause (as defined in the agreement), (ii) Mr. Haley's employment terminates on account of disability, (iii) Mr. Haley resigns for good reason (as defined in the agreement), or (iv) upon a change in control (as defined in the agreement), if the agreement is not assumed by the successor corporation and Mr. Haley is not offered employment on similar terms. Upon such termination other than a termination on account of disability, the severance consists of (i) continued health benefits at the Company’s expense for twelve months following the termination, (ii) a lump sum payment equivalent to eighteen months of Mr. Haley’s then base salary, (iii) a prorated annual bonus, and in addition, all unvested stock options and restricted stock awards of Mr. Haley will become immediately vested and any forfeiture restrictions will lapse and all performance shares, performance units and performance cash awards of Mr. Haley shall become immediately vested, the exact quantity of which will be based upon the determinable performance as of the most recent quarter end prior to termination for the shortened period, in connection with pre-established performance objectives. Upon a termination on account of disability, Mr. Haley will be entitled to continued base salary payment for six months and continuation of health benefits at the Company’s expense for three months following the termination. Upon a change in control where Mr. Haley’s employment agreement is not assumed by the successor corporation and Mr. Haley is not offered employment on similar terms, he will be entitled to receive the severance payments and benefits described in connection with a termination without cause or for good reason. The agreement also includes non-competition and non-solicitation obligations during Mr. Haley’s employment and for twelve months thereafter.

Outstanding Equity Awards at 2025 Fiscal Year-End

		Option Awards				Restricted Stock Awards			Performance Stock Unit Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Alvin Murstein	2/13/2025	—	—	—	—	23,514	(2)	241,959	18,526	(3)	190,630
	2/16/2024	—	—	—	—	14,802	(4)	152,313	24,478	(5)	251,879
	4/26/2023	—	—	—	—	—		—	72,104	(6)	741,949
	2/16/2023	—	—	—	—	8,216	(7)	84,543
	3/4/2021	31,505	—	6.79	3/4/2031	—		—	—		—
	2/17/2020	37,161	—	6.68	2/17/2030	—		—	—		—
	3/21/2019	34,899	—	6.55	3/21/2029	—		—	—		—
Andrew M. Murstein	2/13/2025	—	—	—	—	94,451	(2)	971,901	148,841	(3)	1,531,569
	2/16/2024	—	—	—	—	66,476	(4)	684,038	109,952	(5)	1,131,406
	4/26/2023	—	—	—	—	—		—	323,870	(6)	3,332,627
	2/16/2023	—	—	—	—	36,899	(7)	379,691	—		—
	3/4/2021	114,720	—	6.79	3/4/2031	—		—	—		—
	2/17/2020	135,316	—	6.68	2/17/2030	—		—	—		—
	3/21/2019	98,713	—	6.55	3/21/2029	—		—	—		—
Anthony N. Cutrone	2/13/2025	—	—	—	—	29,055	(2)	298,975.95	22,892	(3)	235,554
	2/16/2024	—	—	—	—	18,290	(4)	188,204	30,248	(5)	311,252
	4/26/2023	—	—	—	—	—		—	84,858	(6)	873,192
	2/16/2023	—	—	—	—	9,669	(7)	99,494
Donald S. Poulton	2/13/2025	—	—	—	—	34,866	(2)	358,771.14	27,471	(3)	282,677
	2/16/2024	—	—	—	—	21,948	(4)	225,845	36,299	(5)	373,517
	4/26/2023	—	—	—	—	—		—	101,832	(6)	1,047,850
	2/16/2023	—	—	—	—	11,603	(7)	119,395	—		—
	3/4/2021	39,297	—	6.79	3/4/2031	—		—	—		—
	2/17/2020	34,132	—	6.68	2/17/2030	—		—	—		—
	3/21/2019	21,604	—	6.55	3/21/2029	—		—	—		—
D. Justin Haley	2/13/2025	—	—	—	—	20,628	(2)	212,262.12	16,252	(3)	167,231
	2/16/2024	—	—	—	—	12,985	(4)	133,616	21,475	(5)	220,978
	4/26/2023	—	—	—	—	—		—	39,152	(6)	402,875
	2/16/2023	—	—	—	—	4,462	(7)	45,914	—		—
	3/4/2021	14,290	—	6.79	3/4/2031	—		—	—		—
(1)
The market value of shares of stock and PSUs that have not vested was calculated by using the closing price of the Company’s Common Stock on December 31, 2025, which was $10.29.
(2)
One third of these awards vested on March 1, 2026, one third will vest on March 1, 2027, and the remaining one third will vest on March 1, 2028.
(3)
This amount represents the number of PSUs that may be earned, inclusive of dividend equivalents accrued, assuming achievement of the target level of the Company’s PTI and maximum level of ROE goals over a three-year performance period ending December 31, 2027. The levels of performance have been used for purposes of this table based on the level of performance at December 31, 2025. As of December 31, 2025, actual PTI was below the threshold performance level, but is reported at the next higher performance measure of threshold in accordance with Regulation S-K Item 402 and actual ROE was between threshold and target performance levels, but is reported at the next higher performance measure of target. Each financial metric is weighted 50% in determining the overall performance level and the number of PSUs that are earned. The actual number of PSUs, if any, that may be earned ranges from 0% to 200% of the target number of units set forth in the table above, based on the Company’s PTI and ROE over a three-year performance period ending December 31, 2027, with such PSUs vesting upon certification by the Compensation Committee of the level of achievement following December 31, 2027. Vesting is also contingent upon the continued employment of the executive through the certification date, or as otherwise provided in the applicable award agreement.
(4)
One third of these awards vested on March 1, 2025, one third vested on March 1, 2026, and the remaining one third will vest on March 1, 2027.
(5)
This amount represents the number of PSUs that may be earned, inclusive of dividend equivalents accrued, assuming an achievement of the threshold level of the Company’s PTI and target level of ROE goals over a three-year performance period ending December 31, 2026. The levels of performance have been used for purposes of this table based on the level of performance at December 31, 2025. As of December 31, 2025, actual PTI and actual ROE was between threshold and target performance levels, but is reported at the next higher performance measure of target in accordance with Regulation S-K Item 402 and actual ROE was between threshold and target performance levels, but is reported at the next higher performance measure of target in accordance with Regulation S-K Item 402. Each financial metric is weighted 50% in determining the overall performance level and the number of PSUs that are earned. The actual number of PSUs, if any, that may be earned ranges from 0% to 200% of the target number of units set forth in the table above, based on the Company’s PTI and ROE over a three-year performance period ending December 31, 2026, with such PSUs vesting upon certification by the Compensation Committee of the level of achievement following December 31, 2026. Vesting is also contingent upon the continued employment of the executive through the certification date, or as otherwise provided in the applicable award agreement.

(6)
Represents the actual number of PSUs, inclusive of dividend equivalents accrued, that were earned based on achievement of PTI and ROE goals over a three-year performance period ending December 31, 2025. After completion of this fiscal year, the Compensation Committee determined the extent to which performance measures had been achieved and as of March 10, 2026, the Compensation Committee approved the vesting of this award at 193.28% of target.
(7)
These awards vested on March 1, 2026.

2025 Option Exercises and Stock Vested

The following table sets forth certain information concerning stock options exercised and stock vested during the last fiscal year for our NEOs:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Alvin Murstein	—	—	34,035	283,162
Andrew M. Murstein	—	—	137,204	1,141,769
Anthony N. Cutrone	—	—	27,494	229,300
Donald S. Poulton	—	—	43,046	358,143
D. Justin Haley	20,127	76,084	18,395	153,101
(1)
The value realized upon exercise was determined by multiplying the difference between the market price of the underlying securities (using the closing price of the Company’s Common Stock on the exercise date) at exercise and the exercise price of the options by the number of options exercised.
(2)
The value realized for vested restricted stock awards was determined by multiplying the market value of the shares (using the closing price of the Company’s Common Stock on the vesting date) by the number of shares that vested. Shares vested on various dates throughout the year. The value listed represents the aggregate value of all shares that vested for each NEO in 2025.

Potential Payments Upon Termination or Change-in-Control

The following table sets forth information regarding potential payments to be made to the NEOs following an employment termination or change of control. Amounts in the table assume an employment termination or change in control on December 31, 2025.

Name	Termination Without Cause ($)		Termination by Officer for Good Reason (Not Involving Change of Control) ($)		Disability ($)		Change of Control – Termination without Cause or for Good Reason or due to Change in Employment ($)		Change of Control – Employment Agreement Assumed By New Owner ($)
Alvin Murstein
Severance	3,378,036	(1)	—		—		3,378,036	(1)	—
Other Benefits	—	(1)	—		—		1,248,733	(2)	1,242,312	(3)
Andrew M. Murstein
Severance	9,107,685	(4)	—		—		9,107,685	(4)	—
Other Benefits	—	(4)	—		—		6,512,140	(5)	6,480,601	(3)
Anthony N. Cutrone
Severance	507,500	(6)	507,500	(6)	101,500	(7)	1,118,959	(8)	—
Other Benefits	2,116,581	(9)	2,116,581	(9)	7,617	(10)	2,116,581	(9)	1,491,484	(3)
Donald S. Poulton
Severance	608,750	(11)	608,750	(11)	243,500	(12)	608,750	(11)	365,250	(13)
Other Benefits	2,524,610	(14)	2,524,610	(14)	10,614	(15)	2,524,610	(16)	1,789,832	(3)
D. Justin Haley
Severance	450,000	(17)	450,000	(17)	90,000	(18)	450,000	(17)	—
Other Benefits	1,269,734	(19)	1,269,734	(19)	7,617	(20)	1,269,734	(21)	841,835	(3)
(1)
Alvin Murstein would be entitled to an amount in a lump sum equal to the remainder of the salary, bonus and value of the fringe benefits which he would otherwise have been entitled to receive for the balance of his current employment term, which expires on May 28, 2027 (calculated by multiplying the average of his salary, bonus and value of the fringe benefits for the prior three fiscal years by the fractional number of years remaining on his employment term) and all stock options previously granted and unvested would immediately vest. The severance amount in the table was calculated based on the average of his salary, bonus and value of his fringe benefits for the fiscal years ended December 31, 2025, 2024 and 2023. The value of Mr. Murstein’s fringe benefits includes $34,979 for a car lease, $89,876 for a country club membership, $29,582 for long-term care insurance premiums paid by us for the benefit of Mr. Murstein and his spouse, $29,054 for health insurance, and our aggregate incremental costs attributable to a garage, car insurance, car maintenance, basic term life insurance, basic accidental death and dismemberment insurance, short term disability insurance, long term disability insurance and amounts received pursuant to the matching program under our 401(k) Investment Plan. As of December 31, 2025, Mr. Murstein has no unvested stock options.
(2)
In addition to the payouts described in footnote 1 above, all of Mr. Murstein’s PSUs shall be deemed earned at the target level with respect to the performance periods, unless the Compensation Committee determines that the PSUs be deemed earned at a level in excess of target level performance based on actual results or good-faith projections for the performance period and the remaining portion of the PSUs would be forfeited. As of December 31, 2025, (a) the PSUs granted in 2023 with a three-year performance period ending December 31, 2025, inclusive of dividend equivalents accrued, are reported based on achievement of PTI and ROE goals at the end of the applicable performance period as certified by the Compensation Committee as of March 10, 2026 at 193.28% of target, (b) the PSUs granted in 2024 with a three-year performance period ending December 31, 2026, inclusive of dividend equivalents accrued, are reported at target, and (c) the PSUs granted in 2025 with a three-year performance period ending December 31, 2027, inclusive of dividend equivalents accrued, are reported at 100.30% of target, based on good-faith projections for the applicable performance period, with the remaining portions of the PSU grants to be forfeited.
(3)
Each NEO's PSUs would be deemed earned pursuant to the following calculation and converted into restricted stock units in respect of an equivalent number of shares (or common securities of an acquirer or a parent thereof) subject to time-based condition only, vesting on the end of the applicable performance period and subject to the NEO's continued service through such date. If the change in control occurs during the first year of the applicable performance period, the target number of PSUs will be deemed earned and the remaining portion of the award would be forfeited for no consideration. If the change in control occurs following the first year of the applicable performance period, such number of performance units will be deemed earned based on the actual performance through the completed annual periods or through the date of the change in control, to the extent determinable, and the remaining portion of the award would be forfeited for no consideration. As of December 31, 2025, (a) the PSUs granted in 2023 with a three-year performance period ending December 31, 2025, inclusive of dividend equivalents accrued, are reported based on achievement of PTI and ROE goals at the end of the applicable performance period as certified by the Compensation Committee as of March 10, 2026 at 193.28% of target, (b) the PSUs granted in 2024 with a three-year performance period ending December 31, 2026, inclusive of dividend equivalents accrued, are reported at 97.75% of target, and (c) the PSUs granted in 2025 with a three-year performance period ending December 31, 2027 are reported at target, with the remaining portions of the PSU grants to be forfeited.
(4)
Andrew M. Murstein would be entitled to an amount in a lump sum equal to the remainder of the salary, bonus and value of the fringe benefits which he would otherwise have been entitled to receive for the balance of his current employment term, which expires on May 28, 2028 (calculated by multiplying the average of his salary, bonus and value of the fringe benefits for the prior three fiscal years by the fractional number of years remaining on his employment term) and all stock options previously granted and unvested would immediately vest. The severance amount in the table was calculated based on the average of his salary, bonus and value of his fringe benefits for the fiscal years ended December 31, 2025, 2024 and 2023. The value of Mr. Murstein’s fringe benefits includes $122,674 for a car lease, $62,170 for health insurance, $32,061 received pursuant to the matching program under our 401(k) Investment Plan, and our aggregate incremental costs attributable to a garage, car insurance, car maintenance, basic term life insurance, basic accidental death and dismemberment insurance, short term disability insurance, and long term disability insurance. As of December 31, 2025, Mr. Murstein has no unvested stock options.
(5)
In addition to the payouts described in footnote 4 above, all of Mr. Murstein’s PSUs shall be deemed earned at the target level with respect to the performance periods, unless the Compensation Committee determines that the PSUs be deemed earned at a level in excess of target level performance based on actual results or good-faith projections for the performance period and the remaining portion of the PSUs would be forfeited. As of December 31, 2025, (a) the PSUs granted in 2023 with a three-year performance period ending December 31, 2025, inclusive of dividend equivalents accrued, are reported based on achievement of PTI and ROE goals at the end of the applicable performance period as certified by the Compensation Committee as of March 10, 2026 at 193.28% of target, (b) the PSUs granted in 2024 with a three-year performance period ending December 31, 2026, inclusive of dividend equivalents accrued, are reported at target, and (c) the PSUs granted in 2025 with a three-year performance period ending December 31, 2027, inclusive of dividend equivalents accrued, are reported at 100.30% of target, based on good-faith projections for the applicable performance period, with the remaining portions of the PSU grants to be forfeited.
(6)
Anthony N. Cutrone would be entitled to an amount in a lump sum equal to his base salary for the fifteen months following a termination, subject to his execution of a release of claims in favor of the Company and its affiliates. The severance payment was calculated based on his salary as of December 2025.
(7)
Anthony N. Cutrone would be entitled to an amount in a lump sum equal to three months’ salary following a termination on account of disability, subject to his execution of a release of claims in favor of the Company and its affiliates. The severance payment was calculated based on his salary as of December 2025.
(8)
Anthony N. Cutrone would be entitled to an amount in a lump sum equal to his base salary for the fifteen months following a change of control, subject to his execution of a release of claims in favor of the Company and its affiliates, and the greater of the cash portion of the prior year’s annual bonus or the then current year’s target cash portion of the annual bonus. The severance payment was calculated based on his salary as of December 2025 and his cash portion of the 2023 annual bonus.
(9)
Subject to his execution of a release of claims in favor of the Company and its affiliates, Anthony N. Cutrone would be entitled to receive his health benefits for the twelve months following termination or change of control, all stock options previously granted would become immediately vested and exercisable, all restricted stock previously granted would become immediately vested and all PSUs previously granted will become immediately vested, the exact quantity of which will be based upon the then determinable performance as of the most recent quarter end prior to termination for the shortened period, in connection with pre-established performance objectives. As of December 31, 2025, Mr. Cutrone has 57,014 unvested shares of restricted stock and 104,675 PSUs (inclusive of dividend equivalents) based upon the then determinable performance as of the quarter ended December 31, 2025. The value associated with vesting of shares of restricted stock and PSUs previously granted that have not vested as of December 31, 2025 is $2,006,671, calculated by using the closing price of the Company’s Common Stock on December 31, 2025, which was $10.29.
(10)
Anthony N. Cutrone would be entitled to receive his health benefits for the three months following a termination on account of disability, subject to his execution of a release of claims in favor of the Company and its affiliates.
(11)
Donald S. Poulton would be entitled to an amount in a lump sum equal to his salary for the balance of his current employment term, which expires on December 31, 2026, and two weeks’ base salary for each year employed, up to three months of his base salary, subject to his execution of a release of claims in favor of the Company and its affiliates. The severance amount in the table was calculated based on his salary for the fiscal year ended December 31, 2025.
(12)
Donald S. Poulton would be entitled to continuation of his base salary for six months following a termination on account of disability, subject to his execution of a release of claims in favor of the Company and its affiliates. The severance amount in the table was calculated based on his salary for the fiscal year ended December 31, 2025.
(13)
Donald S. Poulton would be entitled to an amount in a lump sum equal to nine months’ salary upon the occurrence of a change in control (as defined in Mr. Poulton’s employment agreement) if Mr. Poulton’s employment agreement is assumed by the successor corporation or Mr. Poulton is offered employment on similar terms to the terms of Mr. Poulton’s employment agreement. The severance amount in the table was calculated based on his salary for the fiscal year ended December 31, 2025.
(14)
Subject to his execution of a release of claims in favor of the Company and its affiliates, Donald S. Poulton would be entitled to receive his health benefits for the balance of his current employment term, all stock options previously granted would become immediately vested and exercisable, and not subject to any clawback, and all restricted stock previously granted would become immediately vested and not subject to forfeiture or clawback. As of December 31, 2025, Mr. Poulton has no unvested stock options and 68,417 unvested shares of restricted stock. The value associated with vesting of stock options and shares of restricted stock previously granted that have not vested as of December 31, 2025 is $704,011, calculated by using the closing price of the Company’s Common Stock on December 31, 2025, which was $10.29.
(15)
Donald S. Poulton would be entitled to receive his health benefits for the six months following a termination on account of disability, subject to his execution of a release of claims in favor of the Company and its affiliates.
(16)
In addition to the payouts described in footnote 14 above, all of Mr. Poulton's PSUs shall be deemed earned at the target level with respect to the performance periods, unless the Compensation Committee determines that the PSUs be deemed earned at a level in excess of target level performance based on actual results or good-faith projections for the performance period and the remaining portion of the PSUs would be forfeited. As of December 31, 2025, (a) the PSUs granted in 2023 with a three-year performance period ending December 31, 2025, inclusive of dividend equivalents accrued, are reported based on achievement of PTI and ROE goals at the end of the applicable performance period as certified by the Compensation Committee as of March 10, 2026 at 193.28% of target, (b) the PSUs granted in 2024 with a three-year performance period ending December 31, 2026, inclusive of dividend equivalents accrued, are reported at target, and (c) the PSUs granted in 2025 with a three-year performance period ending December 31, 2027, inclusive of dividend equivalents accrued, are reported at 100.30% of target, based on good-faith projections for the applicable performance period, with the remaining portions of the PSU grants to be forfeited.
(17)
D. Justin Haley would be entitled to an amount in a lump sum equal to his base salary for the fifteen months following a termination or change of control, subject to his execution of a release of claims in favor of the Company and its affiliates. The severance payment was calculated based on his salary as of December 31, 2025.
(18)
D. Justin Haley would be entitled to an amount in a lump sum equal to three months’ salary following a termination on account of disability, subject to his execution of a release of claims in favor of the Company and its affiliates. The severance payment was calculated based on his salary as of December 2025.
(19)
Subject to his execution of a release of claims in favor of the Company and its affiliates, D. Justin Haley would be entitled to receive his health benefits for the twelve months following a termination or change of control, all stock options previously granted would become immediately vested and exercisable, and all restricted stock previously granted would become immediately vested. As of December 31, 2025, Mr. Haley has no unvested stock options and 38,075 unvested shares of restricted stock. The value associated with vesting of stock options and shares of restricted stock previously granted that have not vested as of December 31, 2025 is $391,792, calculated by using the closing price of the Company’s Common Stock on December 31, 2025, which was $10.29.
(20)
D. Justin Haley would be entitled to receive his health benefits for the three months following termination on account of disability, subject to his execution of a release of claims in favor of the Company and its affiliates.
(21)
In addition to the payouts described in footnote 19 above, all of Mr. Haley's PSUs shall be deemed earned at the target level with respect to the performance periods, unless the Compensation Committee determines that the PSUs be deemed earned at a level in excess of target level performance based on actual results or good-faith projections for the performance period and the remaining portion of the PSUs would be forfeited. As of December 31, 2025, (a) the PSUs granted in 2023 with a three-year performance period ending December 31, 2025, inclusive of dividend equivalents accrued, are reported based on achievement of PTI and ROE goals at the end of the applicable performance period as certified by the Compensation Committee as of March 10, 2026 at 193.28% of target, (b) the PSUs granted in 2024 with a three-year performance period ending December 31, 2026, inclusive of dividend equivalents accrued, are reported at target, and (c) the PSUs granted in 2025 with a three-year performance period ending December 31, 2027, inclusive of dividend equivalents accrued, are reported at 100.30% of target, based on good-faith projections for the applicable performance period, with the remaining portions of the PSU grants to be forfeited.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of Alvin Murstein, our Chief Executive Officer at December 31, 2025 (the “CEO”), and the annual total compensation of our employees. We believe the pay ratio is a reasonable estimate calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K.

For 2025, our last completed fiscal year, the median of the annual total compensation of all of our employees, excluding the CEO, was $105,406. The annual total compensation of the CEO, as reported in the Summary Compensation Table included in this proxy statement, was $2,573,818. Based on this information, for 2025, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all of our employees was 24 to 1.

We determined that, as of December 31, 2025, our employee population, excluding the CEO, consisted of 178 individuals. The employee workforce consists of full-time, part-time, seasonal and temporary employees. For purposes of measuring the compensation of the employees, we selected total taxable earnings reported on each employee’s W-2 for the year ended December 31, 2025 as the most appropriate measure of compensation, which was consistently applied to all the employees included in the calculation. With respect to the total annual compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, including adjustments and estimates in calculating the annual total compensation for newly hired employees, resulting in the annual total compensation reflected above.

Pay versus Performance Disclosure

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to our CEO and to our other NEOs and certain financial performance of the Company. Compensation actually paid, as determined under Securities and Exchange Commission requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the Compensation Discussion and Analysis.

Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (2)	Average Summary Compensation Table for Non-PEO Named Executive Officers ($) (1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)	Net Income ($)
2025	2,573,818	2,915,651	2,616,090	3,349,380	166	43,044,000
2024	2,594,638	2,560,211	2,265,923	2,235,382	147	35,878,000
2023	3,038,040	3,350,486	2,957,572	3,515,757	218	55,079,000
(1)
For the years presented, our Principal Executive Officer (“PEO”) was Alvin Murstein, our Chief Executive Officer, and the Non-PEO named executive officers (“Non-PEO NEOs”) were, Andrew M. Murstein, Anthony N. Cutrone, Donald S. Poulton, and D. Justin Haley. The following tables set forth the adjustments made during each year represented in the Pay Versus Performance Table to arrive at compensation “actually paid” to our NEOs during each of the years in question.
(2)
Amounts reported in this column are based on total compensation reported for our PEO and the average of the total compensation reported for the Non-PEO NEOs in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the tables below. Fair value of equity awards was computed in accordance with the Company’s methodology used for financial reporting purposes.

Adjustments to Determine Compensation “Actually Paid” for PEO	2025 ($)	2024 ($)	2023 ($)
Deduct for Amounts Reported under the “Stock Awards” Column in the Summary Compensation Table	(398,327)	(398,319)	(398,319)
Deduct for Amounts Reported under the “Option Awards” Column in the Summary Compensation Table	—	—	—
Increase for Fair Value of Awards Granted during Covered Year that Remain Unvested as of Year End	496,909	416,972	565,439
Increase for Fair Value of Awards Granted during Covered Year that Vested During Covered Year	—	—	—
Increase/Deduct for Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Covered Year that were Outstanding and Unvested as of Year-End	178,223	(64,478)	65,500
Increase/Deduct for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to Covered Year that Vested During Covered Year	(45,484)	(70,297)	57,362
Deduct for Fair Value of Awards Granted Prior to Covered Year that Failed to Meet Applicable Vesting Conditions During Covered Year	—	—	—
Increase Based on Dividends or Other Earnings Paid During Covered Year Prior to Vesting Date of Award	110,512	81,695	22,463
Total Adjustments	341,833	(34,427)	312,446

Adjustments to Determine Compensation “Actually Paid” for Non-PEO NEOs	2025 ($)	2024 ($)	2023 ($)
Deduct for Amounts Reported under the “Stock Awards” Column in the Summary Compensation Table	(958,065)	(805,281)	(759,111)
Deduct for Amounts Reported under the “Option Awards” Column in the Summary Compensation Table	—	—	—
Increase for Fair Value of Awards Granted during Covered Year that Remain Unvested as of Year End	1,201,699	842,983	1,077,605
Increase for Fair Value of Awards Granted during Covered Year that Vested During Covered Year	—	—	—
Increase/Deduct for Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Covered Year that were Outstanding and Unvested as of Year-End	345,222	(115,107)	127,667
Increase/Deduct for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to Covered Year that Vested During Covered Year	(72,380)	(103,951)	76,392
Deduct for Fair Value of Awards Granted Prior to Covered Year that Failed to Meet Applicable Vesting Conditions During Covered Year	—	—	—
Increase Based on Dividends or Other Earnings Paid During Covered Year Prior to Vesting Date of Award	216,815	150,815	35,632
Total Adjustments	733,291	(30,542)	558,185

Description of the Relationship Between Compensation Actually Paid to our Named Executive Officers and Company Performance

The graphs below describe the relationship between compensation actually paid to our PEO and to the non-PEO NEOs (as calculated above) and our financial and stock performance for the indicated years. The first graph reflects the relationship among the compensation actually paid to the PEO, the average compensation actually paid to the non-PEO NEOs and our cumulative total shareholder return for the years ended December 31, 2025, 2024, and 2023.

Compensation Actually Paid vs. Total Shareholder Return
250
200
150
100
50
0
Total Shareholder Return
4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
Compensation Actually Paid
2023
2024
2025
PEO
Non-PEO NEOs
TSR

The graph below reflects the relationship among the compensation actually paid to the PEO, the average compensation actually paid to the non-PEO NEOs and the Company’s net income for the years ended December 31, 2025, 2024, and 2023.

Compensation Actually Paid vs. Net Income
60,000,000
50,000,000
40,000,000
30,000,000
20,000,000
10,000,000
0
Net Income
4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
Compensation Actually Paid
2023
2024
2025
PEO
Non-PEO NEOs
Net Income

Company’s Most Important Financial Performance Measures

The following are the most important financial performance measures used by the Company to link compensation actually paid to our NEOs to the performance of the Company for the fiscal year ended December 31, 2025.

•
Net Income Attributable to Shareholders
•
Diluted EPS
•
Return on Shareholders’ Equity
•
Asset Growth
•
Taxi Medallion Portfolio Cash Received
•
Medallion Bank Segment Performance Metrics
o
Total Net Income
o
Return on Assets

Compensation Risk Assessment

We conducted a risk review of our compensation programs and concluded they do not promote excessive risk taking. Our total compensation program is designed to support a strong risk management culture and incorporates risk mitigating strategies that include balance of performance metrics that focus on both short and long-term performance and discretion that allows the Compensation Committee to consider broader performance. We also implemented a recoupment policy to recover compensation in the event of a financial restatement.

DIRECTOR COMPENSATION

Effective June 12, 2025, non-employee directors are paid the amounts set forth in the below table for each year of service, paid in quarterly installments. Additionally, non-employee directors are reimbursed for expenses relating to their services and granted $125,000 worth of restricted stock units for each year of service under the Plan.

Role	Director Compensation ($)
Board Member (Base)	65,000
Committee Chairs (Additional)
Audit Committee	22,500
Compensation Committee	15,000
Nominating and Governance Committee	13,000
Investment Oversight Committee	31,000
Committee Member (Additional)
Audit Committee	10,000
Compensation Committee	7,750
Nominating and Governance Committee	7,500
Investment Oversight Committee	20,000
Lead Independent Director (Additional)	35,000

Prior to June 12, 2025, non-employee directors were paid the amounts set forth in the below table for each year of service, paid in quarterly installments. Additionally, non-employee directors were reimbursed for expenses relating to their service and granted $115,000 worth of restricted stock units for each year of service under the Plan.

Role	Director Compensation ($)
Board Member (Base)	65,000
Committee Chairs (Additional)
Audit Committee	22,500
Compensation Committee	15,000
Nominating and Governance Committee	11,000
Investment Oversight Committee	31,000
Committee Member (Additional)
Audit Committee	10,000
Compensation Committee	7,750
Nominating and Governance Committee	6,000
Investment Oversight Committee	20,000
Lead Independent Director (Additional)	20,000

Employee directors do not receive any additional compensation for their service on the Board of Directors. Our employee directors are eligible to participate in our 401(k) Investment Plan and the Plan. We do not provide any pension or retirement plan with respect to our non-employee directors.

Non-employee directors are eligible to participate in the Plan. The Company has the ability to grant various types of awards to non-employee directors, including without limitation, stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance awards or awards that may be settled in or based upon our Common Stock. Under the Plan, although we do not currently have mandatory annual grants to non-employee directors, each non-employee director will be granted $125,000 worth of restricted stock units for each year of service, as described above.

The following table sets forth certain compensation information for our non-employee directors for the fiscal year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Unit Awards ($) (1) (2)	All Other Compensation ($)		Total ($)
Independent Directors
John Everets	102,750	125,002	20,000	(3)	247,752
Cynthia A. Hallenbeck	107,104	125,002	—		232,106
Brent O. Hatch	130,111	125,002	30,000	(3)	285,113
Robert M. Meyer	102,078	125,002	30,000	(3)	257,080
Allan J. Tanenbaum	106,828	125,002	—		231,830
Non-Independent Director
David L. Rudnick	102,000	125,002	6,000	(4)	233,002
(1)
This amount is the aggregate grant date fair value of restricted stock units with respect to the fiscal year ended December 31, 2025 computed in accordance with FASB ASC Topic 718. See Note 8 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for all assumptions made in the valuation.
(2)
The following table sets forth each non-employee director’s outstanding restricted stock units and option awards at fiscal year-end.

Name	Outstanding Restricted Stock Units (#)	Outstanding Option Awards (#)
Independent Directors
John Everets	81,756	11,333
Cynthia A. Hallenbeck	75,524	—
Brent O. Hatch	13,488	—
Robert M. Meyer	63,484	—
Allan J. Tanenbaum	81,756	6,333
Non-Independent Director
David L. Rudnick	81,756	—
(3)
This amount is the aggregate amount of fees received as compensation for services as a director of our wholly owned subsidiary, Medallion Bank.
(4)
This amount is the aggregate amount of fees received as compensation for services as a director of our wholly owned subsidiary, Medallion Capital, Inc.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of December 31, 2025, concerning shares of Common Stock authorized for issuance under our equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders	798,058	(1)	$6.50	2,262,518
Equity compensation plans not approved by shareholders	N/A		N/A	N/A
Total	798,058	(1)	$6.50	2,262,518
(1)
This number includes 780,392 shares of Common Stock to be issued upon the exercise of outstanding options under the 2018 Equity Incentive Plan and 17,666 shares of Common Stock to be issued upon the exercise of outstanding options under the 2015 Non-Employee Director Stock Option Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are Messrs. Everets, Meyer and Tanenbaum.

No interlocking relationships exist between the Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the current Compensation Committee was our officer or employee at any time during the year ended December 31, 2025. None of our executive officers or directors serves on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of April 13, 2026, regarding the ownership of our Common Stock by (i) the persons known by us to own more than five percent of the outstanding shares, (ii) all of our directors and nominees, (iii) each of our executive officers named in the Summary Compensation Table, and (iv) all of our directors and executive officers as a group. The number of shares beneficially owned by each director or executive officer is determined under rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of April 13, 2026 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares. Except as noted below, the address of each person is c/o Medallion Financial Corp., 437 Madison Avenue, 38th Floor, New York, NY 10022.

Name and Address	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned (1)
Alvin Murstein (2) Executive Chairman and Director	1,914,786	7.99%
Andrew M. Murstein (3) President, Chief Executive Officer, Chief Operating Officer, and Director	2,801,776	11.57%
Anthony N. Cutrone (4) Executive Vice President and Chief Financial Officer	144,800	*
Donald S. Poulton (5) Chief Executive Officer of Medallion Bank	414,050	1.73%
D. Justin Haley (6) President of Medallion Bank	166,786	*
John Everets (7) Director	169,232	*
Cynthia A. Hallenbeck (8) Director	76,580	*
Brent O. Hatch (9) Director	62,739	*
Robert M. Meyer (10) Director	67,747	*
David L. Rudnick (11) Director	317,176	1.33%
Allan J. Tanenbaum (12) Director	133,798	*
All executive officers and directors as a group (15 persons) (13)	6,527,067	26.29%
Howard Amster (14) 290 North Olive Ave #523, West Palm Beach, FL, 33401	1,398,875	5.86%

(*) Less than 1%.

(1)
Applicable percentage of ownership is based on 23,864,438 shares of Common Stock outstanding as of April 13, 2026 together with the exercisable options for such shareholder or group of shareholders, as applicable. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares subject to options are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(2)
Includes 1,358,300 shares of Common Stock owned by the Alvin Murstein Second Family Trust of which Alvin Murstein is a trustee and beneficiary, 267,587 shares of Common Stock owned by Mr. Murstein directly, 117,660 shares of Common Stock owned by the Aileen J. Murstein Family 2012 Trust, of which Mr. Murstein is the grantor and Mr. Murstein’s spouse is a co-trustee and the beneficiary, 5,000 shares of Common Stock owned by Mr. Murstein’s spouse, 62,674 shares of restricted Common Stock owned by Mr. Murstein directly and 103,565 shares of Common Stock issuable upon the exercise of options. Does not include 24,821 shares underlying performance stock units (inclusive of dividend equivalents) that are subject to vesting on December 31, 2026 to the extent that the performance conditions are achieved, or 25,047 shares underlying performance stock units (inclusive of dividend equivalents) that are subject to vesting on December 31, 2027 to the extent that the performance conditions are achieved.
(3)
Includes 1,481,963 shares owned by the Andrew Murstein Family Trust, of which Andrew M. Murstein is a trustee and beneficiary, 797,639 shares held by Mr. Murstein directly, 173,425 shares of restricted Common Stock owned by Mr. Murstein directly and 348,749 shares of Common Stock issuable upon the exercise of options. Does not include 111,493 shares underlying performance stock units (inclusive of dividend equivalents) that are subject to vesting on December 31, 2026 to the extent that the performance conditions are achieved, 201,236 shares underlying performance stock units (inclusive of dividend equivalents) that are subject to vesting on December 31, 2027 to the extent that the performance conditions are achieved, or 156,605 shares underlying performance stock units (inclusive of dividend equivalents) that are subject to vesting on December 31, 2028 to the extent that the performance conditions are achieved.
(4)
Includes 91,792 shares of Common Stock owned by Anthony N. Cutrone directly and 53,008 shares of restricted Common Stock owned by Mr. Cutrone directly. Does not include 30,672 shares underlying performance stock units (inclusive of dividend equivalents) that are subject to vesting on December 31, 2026 to the extent that the performance conditions are achieved, 30,949 shares underlying performance stock units (inclusive of dividend equivalents) that are subject to vesting on December 31, 2027 to the extent that the performance conditions are achieved, or 24,836 shares underlying performance stock units (inclusive of dividend equivalents) that are subject to vesting on December 31, 2028 to the extent that the performance conditions are achieved.
(5)
Includes 226,039 shares of Common Stock owned by Donald S. Poulton directly, 92,978 shares of restricted Common Stock owned by Mr. Poulton directly and 95,033 shares of Common Stock issuable upon the exercise of options. Does not include 36,807 shares underlying performance stock units (inclusive of dividend equivalents) that are subject to vesting on December 31, 2026 to the extent that the performance conditions are achieved, or 37,141 shares underlying performance stock units (inclusive of dividend equivalents) that are subject to vesting on December 31, 2027 to the extent that the performance conditions are achieved.
(6)
Includes 106,310 shares of Common Stock owned by D. Justin Haley directly, 46,186 shares of restricted Common Stock owned by Mr. Haley directly, and 14,290 shares of Common Stock issuable upon the exercise of options. Does not include 21,776 shares underlying performance stock units (inclusive of dividend equivalents) that are subject to vesting on December 31, 2026 to the extent that the performance conditions are achieved, 21,972 shares underlying performance stock units (inclusive of dividend equivalents) that are subject to vesting on December 31, 2027 to the extent that the performance conditions are achieved, or 26,304 shares underlying performance stock units (inclusive of dividend equivalents) that are subject to vesting on December 31, 2028 to the extent that the performance conditions are achieved.
(7)
Includes 70,000 shares of Common Stock owned by John Everets directly, 5,000 shares of Common Stock held by Arcturus Capital, of which Mr. Everets is a 50% owner, 11,333 shares of Common Stock issuable upon the exercise of options, 69,222 shares of Common Stock represented by vested restricted stock units (inclusive of dividend equivalents) and issuable upon the settlement of such restricted stock units upon a termination of Mr. Everets’ service, and 13,677 shares of Common Stock represented by restricted stock units (inclusive of dividend equivalents) that will vest within 60 days of April 13, 2026 and be issuable upon the settlement of such restricted stock units upon a termination of Mr. Everets’ service.
(8)
Includes 62,903 shares of Common Stock represented by vested restricted stock units (inclusive of dividend equivalents) and issuable upon the settlement of such restricted stock units upon termination of Ms. Hallenbeck’s service and 13,677 shares of Common Stock represented by restricted stock units (inclusive of dividend equivalents) that will vest within 60 days of April 13, 2026 and be issuable upon the settlement of such restricted stock units upon a termination of Ms. Hallenbeck’s service.
(9)
Includes 49,062 shares of Common Stock owned by Brent O. Hatch directly and 13,677 shares of Common Stock represented by restricted stock units (inclusive of dividend equivalents) that will vest and be issuable upon the settlement of such restricted stock units within 60 days of April 13, 2026.
(10)
Includes 3,375 shares of Common Stock owned by Robert M. Meyer directly, 50,695 shares of Common Stock represented by vested restricted stock units (inclusive of dividend equivalents) and issuable upon the settlement of such restricted stock units upon termination of Mr. Meyer’s service, and 13,677 shares of Common Stock represented by restricted stock units (inclusive of dividend equivalents) that will vest within 60 days of April 13, 2026 and be issuable upon the settlement of such restricted stock units upon a termination of Mr. Meyer’s service.
(11)
Includes 234,277 shares of Common Stock owned by David L. Rudnick directly, 69,222 shares of Common Stock represented by vested restricted stock units (inclusive of dividend equivalents) and issuable upon the settlement of such restricted stock units upon a termination of Mr. Rudnick’s service, and 13,677 shares of Common Stock represented by restricted stock units (inclusive of dividend equivalents) that will vest within 60 days of April 13, 2026 and be issuable upon the settlement of such restricted stock units upon a termination of Mr. Rudnick’s service.
(12)
Includes 44,566 shares of Common Stock owned by the AJT Family Gift Trust, of which Mr. Tanenbaum’s spouse and son are co-trustees and his children are the beneficiaries upon the death of Mr. Tanenbaum’s spouse, 6,333 shares of Common Stock issuable upon the exercise of options, 69,222 shares of Common Stock represented by vested restricted stock units (inclusive of dividend equivalents) and issuable upon the settlement of such restricted stock units upon a termination of Mr. Tanenbaum’s service, and 13,677 shares of Common Stock represented by restricted stock units (inclusive of dividend equivalents) that will not vest within 60 days of April 13, 2026 and be issuable upon the settlement of such restricted stock units upon a termination of Mr. Tanenbaum’s service.
(13)
Includes 4,969,409 shares of Common Stock, 516,747 shares of restricted Common Stock, 637,585 shares of Common Stock issuable upon the exercise of options, 321,264 shares of Common Stock represented by vested restricted stock units (inclusive of dividend equivalents) and issuable upon the settlement of such restricted stock units upon a termination of the applicable individual’s service with the Company, 68,385 shares of Common Stock represented by restricted stock units (inclusive of dividend equivalents) that will vest within 60 days of April 13, 2026 and be issuable upon the settlement of such restricted stock units upon a termination of the applicable individual’s service with the Company, and 13,677 shares of Common Stock represented by restricted stock units that will vest and be issuable upon the settlement thereof within 60 days of April 13, 2026. Does not include 225,569 shares underlying performance stock units (inclusive of dividend equivalents) that are subject to vesting on December 31, 2026 to the extent that the performance conditions are achieved, 316,345 shares underlying performance stock units (inclusive of dividend equivalents) that are subject to vesting on December 31, 2027 to the extent that the performance conditions are achieved, or 207,745 shares underlying performance stock units (inclusive of dividend equivalents) that are subject to vesting on December 31, 2028 to the extent that the performance conditions are achieved.
(14)
Based on information set forth in a Schedule 13D filed with the Commission on December 18, 2024 by Howard Amster. In the Schedule 13D, Mr. Amster reported that Mr. Amster had sole voting and dispositive power with respect to 606,972 shares and shared voting and dispositive power with respect to 1,398,875 shares. Mr. Amster is deemed to be the beneficial owner of (i) 606,927 shares that are owned directly by Mr. Amster; (ii) 221,645 shares that are owned by Pleasant Lake Corp, Pleasant Lake Apts. Limited Partnership, Laughlin Holdings, all joint filers, over which Mr. Amster has sole voting and dispositive power; (iii) 405,130 shares that are owned in the aggregate by the trusts jointly filed therewith, over which, as trustee, Mr. Amster has either sole or shared voting and dispositive power; (iv) 5,000 shares that are owned by the Howard M. Amster Foundation over which, Mr. Amster, as President, has either sole or shared voting and dispositive power; (v) 85,659 shares that are owned by Amster Limited Partnership, which Mr. Amster, as sole General Partner, has sole voting and dispositive power; (vi) 65,514 shares that are owned by Ramat Securities Ltd. which Mr. Amster, as authorized representative and majority member, has sole voting and dispositive power, and (vii) 8,528 shares that are owned by NewAx Inc., which Mr. Amster, as authorized representative and majority owner, has sole voting and dispositive power.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Jeffrey Rudnick, the son of one of the Company’s directors and brother-in-law of one of the Company’s officers and directors, previously served as the Company’s Senior Vice President and effective July 24, 2025, serves as the Company's Executive Vice President at a salary of $269,000, $260,988, and $250,950 for the years ended December 31, 2025, 2024, and 2023, which was increased to $277,000 effective January 1, 2026. Mr. Rudnick received an annual cash bonus of $101,000, $75,000, and $95,000 as well as an equity grants in the amount of $54,000, $50,000, and $52,000 for the years ended December 31, 2025, 2024, and 2023.

Jameson Poulton, the son of one of Medallion Bank’s officers, serves as Medallion Bank’s Manager of Data Analytics at a salary of $107,120, $104,004, and $100,000 for the years ended December 31, 2025, 2024, and 2023, which was increased to $120,000 per year effective January 1, 2026. Mr. Poulton received an annual cash bonus of $16,068, $13,000, and $14,000 as well as equity grants in the amount of $0, $2,601, and $4,619 for the years ended December 31, 2025, 2024, and 2023

Applicable banking regulations place certain restrictions on the transactions that Medallion Bank may conduct with its affiliates. Applicable Small Business Administration (“SBA”), regulations require that our Small Business Investment Company (“SBIC”), subsidiaries cannot enter into certain transactions without the SBA’s prior written approval and that Medallion Capital cannot dispose of assets to an affiliate without the SBA’s prior written approval. The SBA has also required that Medallion Capital obtain the SBA’s prior written approval for purchases of portfolio securities from an affiliated entity. In addition, as a condition to exemptive relief that we received from the Commission in May 1996, we and our SBIC subsidiaries are required to obtain the SBA’s prior written approval for purchases and sales of portfolio securities between each other and for us to acquire the securities of our SBIC subsidiaries.

Our Board of Directors also recognizes that transactions with affiliates and other related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). Therefore, we maintain a Related and Affiliated Party Transactions Policy that requires management to ensure no transactions with affiliates or related party transactions occur unless the Board of Directors has been briefed on the transaction and has approved the proposed transaction by the required majority. The Board of Directors may, in its sole discretion, approve or deny any transactions with affiliates or related party transactions and approval may be conditioned upon any other actions the Board of Directors deems appropriate. Failure to follow the approval process can lead to disciplinary action including termination.

OTHER MATTERS OF BUSINESS

We are not aware of any business to be acted upon at the Annual Meeting other than that which is set forth in this proxy statement. In the event that any other business requiring the vote of shareholders is properly presented at the Annual Meeting, the holders of the proxies will vote your shares in accordance with their best judgment.

FORM 10-K

We filed an Annual Report on Form 10-K for the year ended December 31, 2025 with the Commission on March 10, 2026. Shareholders may obtain a copy of this report, without charge, by calling us at 1-877-MEDALLION or writing to Marisa T. Silverman, Executive Vice President, General Counsel and Secretary, at our principal offices located at 437 Madison Avenue, 38th Floor, New York, New York 10022.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

In order for a shareholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, or otherwise brought before the meeting where not included in our proxy statement, including shareholder nominations for candidates for election as directors, the written proposal must be received by us no later than December 31, 2026 and no earlier than December 1, 2026. Any such proposal will also need to comply with the Commission regulations regarding the inclusion of shareholder proposals in our proxy materials. A nomination or other business will not be considered if it does not comply with these notice procedures and the additional disclosure and other requirements set forth in our bylaws, including, as appropriate, those set forth in Rule 14a-19 of the Exchange Act.

By Order of the Board of Directors,

MARISA T. SILVERMAN,

Secretary

April __, 2026

THE BOARD OF DIRECTORS ENCOURAGES SHAREHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION CARD IN THE ACCOMPANYING ENVELOPE, OR SUBMIT YOUR PROXY ELECTRONICALLY OR BY TELEPHONE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED.

Annex A

INFORMATION CONCERNING PARTICIPANTS IN THE COMPANY’S SOLICITATION OF PROXIES

The Company, its directors, director nominees and certain of its executive officers and employees are considered to be “Participants” in the Board’s solicitation of proxies from its stockholders in connection with the Annual Meeting, under applicable regulations of the SEC. The following tables set forth certain information about our directors, director nominees and certain of our executive officers and employees who are considered to be “Participants” in our solicitation of proxies from our stockholders in connection with the Annual Meeting (collectively, the “Participants”).

Directors and Director Nominees

The names and present principal occupations of our directors and director nominees are set forth below. The business address for each person below is c/o Medallion Financial Corp., 437 Madison Avenue, 38thFloor, New York, NY 10022.

Name	Principal Occupation
John Everets	Partner at Arcturus Capital LLC
Cynthia A. Hallenbeck	Chief Executive Officer of Alercyn, Inc.
Brent O. Hatch	Founder of Hatch Law Group, PC
Robert M. Meyer	Retired
Alvin Murstein	Executive Chairman of Medallion Financial Corp.
Andrew M. Murstein	President, Chief Executive Officer and Chief Operating Officer of Medallion Financial Corp.
David L. Rudnick	President of Rudco Properties, Inc.
Allan J. Tanenbaum	Of Counsel at Taylor Duma LLP

Executive Officers and Employees

Executive officers and employees of the Company who are Participants are Alvin Murstein, Andrew M. Murstein, Anthony N. Cutrone and Marisa T. Silverman. The business address for each person below is c/o Medallion Financial Corp., 437 Madison Avenue, 38th Floor, New York, NY 10022. Their present principal occupations are stated above and/or under the section titled “Our Directors and Executive Officers”.

Information Regarding Ownership of the Company’s Securities by Participants

The number of shares of Common Stock beneficially owned by the Company’s directors, director nominees and executive officers and employees that are considered to be Participants as of April 13, 2026, is set forth under the “Stock Ownership of Certain Beneficial Owners and Management” table and notes thereto elsewhere in this proxy statement.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information regarding all securities of the Company purchased or sold by each of the Participants within the past two years. Unless otherwise indicated, none of the purchase price or market value of those securities are represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Title of Security	Number of Shares	Transactions
Anthony N. Cutrone	9/6/2024	Common Stock	4,000	1
	9/10/2024	Common Stock	1,500	1
	2/13/2025	Common Stock	29,055	1
	3/1/2025	Common Stock	12,468	2
	2/10/2026	Common Stock	24,493	1
	3/1/2026	Common Stock	13,992	2
	3/10/2026	Common Stock	84,858	1
	3/10/2026	Common Stock	41,622	3
John W. Everets	6/11/2024	Restricted Common Stock	13,974	1
	6/12/2025	Restricted Common Stock	13,172	1
Cynthia A. Hallenbeck	6/11/2024	Restricted Common Stock	13,974	1
	6/12/2025	Restricted Common Stock	13,172	1
Brent O. Hatch	6/11/2024	Restricted Common Stock	13,974	1
	6/12/2025	Restricted Common Stock	13,172	1
Robert M. Meyer	6/11/2024	Restricted Common Stock	13,974	1
	6/12/2025	Restricted Common Stock	13,172	1
Alvin Murstein	2/13/2025	Common Stock	23,514	1
	3/1/2025	Common Stock	15,302	2
	3/4/2025	Common Stock	2,072	2
	2/10/2026	Common Stock	39,597	1
	3/1/2026	Common Stock	11,973	2
	3/10/2026	Common Stock	72,103	1
	3/10/2026	Common Stock	36,809	3
Andrew M. Murstein	2/13/2025	Common Stock	94,451	1
	3/1/2025	Common Stock	62,498	2
	3/4/2025	Common Stock	7,545	2
	2/10/2026	Common Stock	77,220	1
	3/1/2026	Common Stock	51,878	2
	3/10/2026	Common Stock	323,870	1
	3/10/2026	Common Stock	165,336	3
David L. Rudnick	6/11/2024	Restricted Common Stock	13,974	1
	5/8/2025	Common Stock	12,000	4
	6/12/2025	Restricted Common Stock	13,172	1
Marisa T. Silverman	2/13/2025	Common Stock	23,613	1
	3/1/2025	Common Stock	11,707	2
	3/4/2025	Common Stock	712	2
	2/10/2026	Common Stock	19,305	1
	3/1/2026	Common Stock	13,540	2
Allan J. Tanenbaum	6/11/2024	Restricted Common Stock	13,974	1
	6/12/2025	Restricted Common Stock	13,172	1
(1)
Grant, Award or Other Acquisition.
(2)
Shares withheld by the Company to satisfy tax obligations arising upon vesting of restricted stock award granted previously under the Medallion Financial Corp. 2018 Equity Incentive Plan in a transaction exempt under Rule 16b-3 under the Exchange Act.
(3)
Shares withheld by the Company to satisfy tax obligations arising upon vesting of performance unit award granted previously under the Medallion Financial Corp. 2018 Equity Incentive Plan in a transaction exempt under Rule 16b-3 under the Exchange Act.
(4)
Stock option exercise.

MISCELLANEOUS INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Except as described in this proxy statement, and based on the information provided by each Participant, none of the Participants: (i) during the past ten years, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares of Common Stock or other securities of the Company; (iii) owns of record, but not beneficially, any shares of Common Stock or other securities of the Company; (iv) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, securities of any parent or subsidiary of the Company; (v) is now, or has been within the past year, a party to any contract, arrangements or understandings with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies; (vi) is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected; and (vii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

Except as described in this proxy statement, and based on the information provided by each Participant, none of the Participants or any of their associates: (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares of Common Stock or other securities of the Company; and (ii) have any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Except as described in this proxy statement, and based on the information provided by each Participant, neither the Participants nor any of their associates or immediate family members have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company’s last fiscal year, or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

PROXY

MEDALLION FINANCIAL CORP

PROXY FOR 2026 ANNUAL MEETING OF SHAREHOLDERS
JUNE 9, 2026

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, having received notice of the meeting and the proxy statement, hereby appoints Andrew M. Murstein and Marisa Silverman, and each of them, as proxies for the undersigned, with full power of substitution to act and to vote all the shares of Common Stock of Medallion Financial Corp. held of record by the undersigned on April 13, 2026, the record date, at the annual meeting of shareholders to be held via live webcast on the 9th day of June 2026, at 10:00 a.m., Eastern Time, or any adjournment thereof by visiting the unique link provided to you following registration.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" JOHN EVERETS, CYNTHIA A. HALLENBECK AND ALVIN MURSTEIN FOR ITEM 1, AND "FOR" ITEMS 2 AND 3.

IMPORTANT—PLEASE DATE, SIGN, AND MAIL YOUR WHITE UNIVERSAL PROXY CARD AS SOON AS POSSIBLE.

(Continued and to be marked, dated, and signed on the other side)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on June 9, 2026:

The Notice of Meeting, Proxy Statement and Proxy Card are available at https://web.viewproxy.com/MedallionFinancial/2026

PLEASE MARK YOUR VOTES LIKE THIS ☒

The Board of Directors recommends a vote "FOR" the Board Nominees for director listed in Proposal 1 and "FOR" Proposals 2 and 3.

Proposal 1. To elect three (3) Class III Directors, each for a term expiring at the 2029 Annual Meeting of Shareholders.

You may vote "FOR" up to three (3) Class III nominees in total. You are permitted to vote "FOR" fewer than three (3) Class III nominees. If you vote "FOR" more than three (3) Class III nominees, all of your votes on Proposal 1 will be disregarded and will not be counted. If any Dissident Nominee is not properly nominated at the Annual Meeting, all votes "FOR" such nominee will not be counted.

A "WITHHOLD" vote for a nominee has the same effect as not voting for that nominee, although you may also not vote for a nominee by not checking the "FOR" box for that nominee.

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

CONTROL NUMBER

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

The Board of Directors recommends a vote "FOR" the following three (3) Board Nominees:

COMPANY NOMINEES	FOR	WITHHOLD
(1) John Everets	☐	☐
(2) Cynthia A. Hallenbeck	☐	☐
(3) Alvin Murstein	☐	☐

The Board of Directors recommends that you vote "WITHHOLD" the following three (3) Dissident Nominees:

DISSIDENT NOMINEES	FOR	WITHHOLD
(1) Eric Kelly	☐	☐
(2) John Kleman	☐	☐
(3) Timothy Shanahan	☐	☐

Proposal 2. Proposal to ratify the appointment of Plante & Moran, PLLC as Medallion Financial Corp.'s independent registered public accounting firm for the year ending December 31, 2026.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 3. Proposal to approve a non-binding advisory resolution to approve the 2025 compensation of Medallion Financial Corp.'s named executive officers, as described in the proxy statement.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Signature of Shareholder________ Title________ Date________ Shares

Signature of Shareholder________ Title________ Date________ Insert Sort Code

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone.

INTERNET

Vote Your Proxy on the Internet:
Go to www.AALvote.com/MFIN

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:
Call 1 866 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, date and mail the WHITE UNIVERSAL CARD in the envelope provided as soon as possible.